UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Tompkins Financial Corporation

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March 30, 2023
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
OF TOMPKINS FINANCIAL CORPORATION
The Annual Meeting of Shareholders (the “Annual Meeting”) of Tompkins Financial Corporation (the “Company”) will be held on Tuesday, May 9, 2023 at 5:30 p.m. at Coltivare, 235 South Cayuga Street, Ithaca, New York, for the following purposes:
1.	To elect the fourteen (14) directors named in the accompanying proxy statement for a term of one year expiring in 2024;
2.	To conduct an advisory vote to approve, on a non-binding basis, the compensation paid to the Company's named executive officers;
3.	To conduct an advisory vote on the frequency of future advisory votes to approve the compensation paid to the Company’s named executive officers;
4.	To approve an amendment to the Company's 2019 Equity Incentive Plan to increase the number of shares of common stock issuable under the plan;
5.	To ratify the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2023; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders over the Internet. We believe furnishing proxy materials to our shareholders over the Internet allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such proxy materials contained in the Notice of Internet Availability and summarized in the proxy statement.
The Company’s Board of Directors (the “Board”) has fixed the close of business on March 13, 2023 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.
The Board of Directors unanimously recommends that you vote “FOR” each of the director nominees named in the enclosed proxy statement, “FOR” advisory approval of the compensation paid to the Company’s named executive officers, “EVERY YEAR” as the preferred frequency for future advisory votes to approve the compensation paid to the Company's named executive officers, “FOR” the amendment to the Company's 2019 Equity Incentive Plan to increase the number of shares issuable under the plan, and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2023. Your vote is important regardless of the number of shares you own. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying proxy statement, please promptly submit your proxy by telephone, Internet or mail as described in the proxy statement. Submitting your proxy by telephone, Internet or mail does not deprive you of the right to attend or vote at the Annual Meeting or to vote your shares in the manner described in the accompanying proxy statement.
By Order of the Board of Directors,

Thomas R. Rochon Chair	Cynthia M. Manuele Corporate Counsel & Deputy Corporate Secretary
TOMPKINS FINANCIAL CORPORATION, P.O. BOX 460, ITHACA, NY 14851 (607) 273-3210
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD MAY 9, 2023
This Proxy statement, the Company’s Annual Report on Form 10-K, and the Company’s Corporate Report
to shareholders are available under the “SEC Filings” tab at www.tompkinsfinancial.com.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2023
We are providing this proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Tompkins Financial Corporation (“Tompkins” or the “Company”) for use at the Annual Meeting of Shareholders, to be held on Tuesday, May 9, 2023 at 5:30 p.m. Eastern Daylight Saving Time (the “Annual Meeting”) at Coltivare, 235 South Cayuga Street, Ithaca, New York. The Annual Meeting will be held in-person. This Proxy Statement summarizes the information that you will need in order to vote. We first made this Proxy Statement available to shareholders on or about March 30, 2023.
Availability of Proxy Materials
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnished our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, Tompkins’ 2023 Corporate Report, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, by sending a notice of internet availability of proxy materials (the “Notice of Internet Availability”) and providing access to such documents over the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them. Shareholders of record who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions below or as provided in the Notice of Internet Availability for requesting such materials. The Notice of Internet Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability and returning it.
To view ONLINE: visit www.ProxyVote.com 24 hours a day, seven days a week, through the conclusion of the Annual Meeting. You will need your Notice of Internet Availability with your control number in order to log in and view the proxy materials.
To receive a PAPER or E-MAIL copy: you MUST REQUEST a paper or e-mail copy of the proxy materials. There is NO charge to receive a paper or e-mail copy of the materials. Please choose one of the following methods for your request prior to April 25, 2023:
(1) By Internet:	www.ProxyVote.com You may request mailed proxy materials or sign-up for e-mail delivery by clicking on “Sign-up for E-Delivery.”
(2) By Telephone:	1-800-579-1639
(3) By E-Mail:
To request materials, please send an e-mail to sendmaterial@proxyvote.com and include your control number (available on your Notice of Internet Availability) in the subject line. The body of the e-mail MUST include the following:
 • your preference to receive printed proxy materials via mail or e-mail, and
• whether you would like this election to apply to the delivery of materials for all future shareholder meetings.

Beneficial Owners
If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares and access the proxy materials. You also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Voting
Only shareholders of record at the close of business on March 13, 2023 are entitled to receive notice of and to vote at the Annual Meeting. On March 13, 2023, there were 14,591,451 shares of the Company’s common stock, par value $0.10 per share (our “common stock”), outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Other than the common shares, there are no voting securities of Tompkins outstanding. There is no cumulative voting with respect to the election of directors.
Shareholders of record may vote their common shares through the following methods:
•	by traditional paper proxy card (by requesting a paper copy of our proxy materials or downloading and printing a proxy card via the Internet at www.ProxyVote.com;
•	via the Internet at www.ProxyVote.com;
•	by telephone at 1-800-690-6903; or
•	in person during the Annual Meeting.
The deadline for submitting voting instructions via the Internet or by telephone for shares held directly is 11:59 p.m., Eastern Daylight Saving Time, on May 8, 2023. For shares held in the Tompkins Financial Corporation Employee Stock Ownership Plan (the “ESOP”) and the Tompkins Financial Corporation 401(k) Plan (the “401(k) Plan”), the votes need to be cast by 6:00 a.m., Eastern Daylight Saving Time, on May 5, 2023. The last-dated proxy or voting instructions you submit (by any means) will supersede any previously submitted proxies and voting instructions.
If you are a record shareholder and you attend the Annual Meeting, you may vote by completing a ballot, which will be available at the Annual Meeting. If your shares are held in the ESOP or the 401(k) Plan, you may not vote in person at the Annual Meeting.
All properly signed proxies returned in time to be counted at the Annual Meeting will be voted by the named proxies at the Annual Meeting. Where you have specified how your shares should be voted on a matter, your shares will be voted in accordance with your instructions; if you properly sign your proxy card, but you do not indicate how your shares should be voted on a matter, your shares will be voted as the Board recommends. Executed proxies with no instructions will be voted “FOR” all Director Nominees listed in Proposal 1, “FOR” Proposal 2, “EVERY YEAR” for Proposal 3, and “FOR” Proposals 4 and 5.
If your shares are held in the Tompkins Financial Corporation Employee Stock Ownership Plan and/or the Tompkins Financial 401(k) Plan, your vote will serve as instructions to the trustee of the ESOP and/or the 401(k) Plan. If you do not vote the shares allocated to your account, your shares will be voted by the trustee in the same proportion as it votes the shares of the plan participants who instruct the trustee on how to vote.
Revocation of Proxy
Shareholders of record who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy at any time before it is actually exercised at the Annual Meeting by:
•	filing a written notice of revocation with the Corporate Secretary of Tompkins Financial Corporation at P.O. Box 460, Ithaca, NY 14851, which must be received prior to the Annual Meeting;
•	executing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
•	submitting a later vote via the Internet or telephone; or
•	attending the Annual Meeting and voting at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke your proxy).
The last-dated proxy or voting instructions you submit (by any means) will supersede all previously-submitted proxies and voting instructions. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions received from your nominee to change your vote.
Quorum
The presence, in person or by proxy, of the holders of at least a majority of the shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting.

Vote Required and Board Recommendations
Proposal No. 1	Vote Required	Board of Directors Recommendation
Election of Directors	A plurality of votes cast by holders of common stock entitled to vote thereon	“FOR” all Director nominees named in the Proxy Statement

Proposal No. 2	Vote Required	Board of Directors Recommendation
Advisory Approval of the Compensation Paid to the Company’s Named Executive Officers	A majority of votes cast by the holders of common stock entitled to vote thereon	“FOR” advisory approval of the compensation paid to the Company’s Named Executive Officers

Proposal No. 3	Vote Required	Board of Directors Recommendation
Advisory Vote of the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers	A majority of votes cast by the holders of common stock entitled to vote thereon	For “EVERY YEAR” as the preferred frequency for future advisory votes to approve the compensation paid to the Company’s Named Executive Officers.

Proposal No. 4	Vote Required	Board of Directors Recommendation
Approval of an amendment to the Company’s 2019 Equity Incentive Plan	A majority of votes cast by the holders of common stock entitled to vote thereon	“FOR” the amendment to the Company’s 2019 Equity Incentive Plan

Proposal No. 5	Vote Required	Board of Directors Recommendation
Ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2023	A majority of votes cast by the holders of common stock entitled to vote thereon	“FOR” the ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2023
The Company’s Board of Directors knows of no other business to be presented for shareholder action at the Company’s Annual Meeting. If any other matters are properly brought before the Annual Meeting, the individuals named on the proxy card will vote your shares in their discretion on such matters.
Abstentions and Broker Non-votes
At the Annual Meeting, abstentions, votes cast in person or by proxy and broker non-votes will each be counted for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner. At the Annual Meeting, broker non-votes and abstentions will have no effect on the outcome of any of the Company’s proposals. Brokers, banks or other nominees will not have discretionary authority to vote on Proposal Nos. 1, 2, 3, or 4 but will have discretionary authority to vote on Proposal No. 5.
Solicitation of Proxies
The enclosed proxy is being solicited by the Board. The total cost of solicitation of proxies in connection with the Annual Meeting will be borne by the Company. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies for the Annual Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Annual Meeting, fourteen (14) directors will be elected for a one-year term expiring at the 2024 Annual Meeting, and with respect to each director, until their successor is elected and qualified. The following director nominees—John E. Alexander, Paul J. Battaglia, Daniel J. Fessenden, James W. Fulmer, Patricia A. Johnson, Ita M. Rahilly, Thomas R. Rochon, Stephen S. Romaine, Michael H. Spain, Jennifer R. Tegan, and Alfred J. Weber — are currently serving as Directors. Their terms expire in 2023, and each is standing for re-election at the Annual Meeting. Each director was identified and nominated by the Nominating and Corporate Governance Committee for election at the Annual Meeting. Angela B. Lee, currently serving on the Community Bank Board of Tompkins Community Bank Central New York, and Nancy E. Catarisano and John D. McClurg, both currently serving on the Community Bank Board of Tompkins Community Bank Western New York, were also identified and nominated by the Nominating and Corporate Governance Committee for election at the Annual Meeting for a term of one year. The 14 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected to the Board. The persons named in the proxy to cast votes represented by proxies at the Annual Meeting are Francis M. Fetsko and Cynthia M. Manuele. The proxies will vote as directed and, in the absence of instructions, will vote the shares represented by properly-executed proxies in favor of the election of nominees named below.
In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who may be designated by the Board, upon recommendation of the Nominating and Corporate Governance Committee, to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.
Vote Required and Recommendation
Shareholders may vote “for” all director nominees as a group, may “withhold” authority to vote for all director nominees as a group, or may withhold authority to vote only for specified Director nominees. A plurality of votes cast by holders of shares of common stock entitled to vote thereon is required to elect the nominees. Under a plurality vote standard, the nominees who receive the highest number of votes “for” their election will be elected. Votes to “withhold” in an uncontested election will have no effect on the outcome of the vote on Proposal No. 1. Broker non-votes will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal.
The Board of Directors unanimously recommends a vote “FOR” the election of each of the director nominees. Shares of common stock covered by executed proxies received by the Board will be voted “FOR” the election of each of the director nominees named below unless the shareholder specifies a different choice.
The following table sets forth each director nominee and includes such person’s name, age, gender, race/ethnicity, and whether they have been determined to be an independent director. Biographies of the director nominees follow the table. Directors Alexander, Battaglia, Fessenden, Fulmer, Johnson, Rahilly, Rochon, Romaine, Spain, Tegan, and Weber were elected for a one-year term expiring at the 2023 Annual Meeting. The nominees identified below as “independent” are referred to in this Proxy Statement as the “Independent Directors.”
	Demographic Background			Gender		Race/Ethnicity
	Independence[1]	Years on Board	Age	Male	Female	Black/African American	Caucasian/White
John E. Alexander	Yes	30	70	X			X
Paul J. Battaglia	Yes	13	70	X			X
Nancy E. Catarisano	Yes	0	61		X		X
Daniel J. Fessenden	Yes	14	57	X			X
James W. Fulmer	Yes	23	71	X			X
Patricia A. Johnson	Yes	17	67		X	X
Angela B. Lee	Yes	0	54		X	X
John D. McClurg	Yes	0	61	X			X
Ita M. Rahilly	Yes	3	61		X		X
Thomas R. Rochon	Yes	14	70	X			X
Stephen S. Romaine	No	16	58	X			X
Michael H. Spain	No	23	65	X			X

	Demographic Background			Gender		Race/Ethnicity
	Independence[1]	Years on Board	Age	Male	Female	Black/African American	Caucasian/White
Jennifer R. Tegan	Yes	4	52		X		X
Alfred J. Weber	Yes	11	70	X			X
(1)
Independence has been affirmatively determined by the Board in accordance with Section 803A of NYSE American Company Guide. Age and Years on Board has been calculated as of the date of this Proxy Statement, with years of board service rounded up to date of Annual Meeting.

Director Qualifications, including Director Nominees
The following paragraphs provide information as of the date of this Proxy Statement regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that they should serve as a director. The information presented includes information each director has given us about positions they hold, their principal occupation and business experience for the past five years, certain non-profit boards on which they serve, and the names of other publicly-held companies of which they currently serve as a director or have served as a director during the past five years.
John E. Alexander has served as a director of the Company since 1995. He served as a director of Tompkins Trust Company from 1993 through its consolidation with the Company’s other wholly-owned banks on January 1, 2022. Effective January 2022, Mr. Alexander began serving as a director of Tompkins Community Bank (or “TCB”), the resulting bank following the bank charter consolidation. Effective January 2022, Mr. Alexander also serves on TCB’s Community Bank Board for Central New York. Mr. Alexander was a principal shareholder and served as President and Chief Executive Officer of The CBORD Group, Inc., a computer software company which Mr. Alexander founded in 1975, until July 2004. Mr. Alexander is a director emeritus of many local not-for-profit, community organizations and institutions of higher education, and has been a founding partner or member of several entrepreneurial firms following his retirement in 2004. We believe Mr. Alexander’s qualifications to sit on our Board include his executive leadership and management experience, as well as the financial expertise he has brought to bear during more than two decades of board service with our organization.
Paul J. Battaglia has served as a director of the Company since 2010 and was a director of TFA Management, Inc. f/k/a AM&M Financial Services, Inc. from April-December 2010. He served as a Director for the Bank of Castile from January 2011 through its consolidation with TCB on January 1, 2022, and now serves as a Director for Tompkins Community Bank (effective January 2022). He became Chair of the Audit/Examining Committee in May 2011. In 2015 he was appointed to the Board of Directors of TFA Management, Inc. and to the Corporate Credit Oversight Committee of the Company’s Board of Directors. Effective January 2022, Mr. Battaglia also serves on TCB’s Community Bank Board for Western New York. Until his retirement in 2018, Mr. Battaglia served as a Managing Director of Freed Maxick CPAs, P.C., a 300-person “Top 100” public accounting firm headquartered in Western New York. As a Managing Director, Mr. Battaglia managed the operations of the firm’s Batavia office in addition to providing consulting services to clients on matters relating to mergers and acquisitions, design and implementation of financing plans, estate planning and business succession planning. He served on the firm’s Executive, Compensation, and Finance Committees, and was a Trustee for the firm’s retirement plan. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Battaglia currently provides consulting services in the areas of mergers and acquisitions, estate and succession planning, trust administration and financing to various clients. Mr. Battaglia has demonstrated significant involvement through years of service as a director for regional economic development organizations, and through service on the boards of many charitable and educational organizations. In 2021 he was appointed to serve on the Audit Committee for the City of Batavia. We believe Mr. Battaglia’s qualifications to serve on our Board include his 48 years of experience in public accounting dealing with financial and accounting matters for complex organizations. He has acquired a deep understanding of the Western New York business environment during his years of working with commercial clients in the region.
Nancy E. Catarisano served as a Director for the Bank of Castile from July 2020 through its consolidation with TCB on January 1, 2022, and now serves as a Community Bank Board Director for Tompkins Community Bank Western New York. Ms. Catarisano joined Insero & Co., a “Top 100” full-service public accounting firm located in Rochester, New York, in 1999 and currently serves as the firm’s Managing Partner. She founded the firm’s Outsource Accounting Services Group, and provides outsource financial services to her clients that include matters relating to accounting transaction processing and cash management, strategic planning, equity and debt financings, and mergers and acquisitions. As Managing Partner, Ms. Catarisano has doubled the size of the firm. She is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, and the New York State Society of Certified Public Accountants. Ms. Catarisano serves as the Chair of the Board of Trustees of the Al Sigl Community of Agencies and is an active member of the agency’s Executive, Finance, Audit, and Investment Committees. She is also actively involved with many different business, community, and charitable organizations across Western New York. We believe Ms. Catarisano’s qualifications to sit on our Board include her more than 20 years of public accounting experience, active engagement with charitable organizations, and her connections to the business community in Western New York.
Daniel J. Fessenden has served as a director of the Company since 2009. He was a director of Tompkins Trust Company from January 2009 through its consolidation with TCB on January 1, 2022, and now serves as a Director for Tompkins Community Bank (effective January 2022). Mr. Fessenden has been a director of TFA Management, Inc. since 2011. Effective January 2022, Mr. Fessenden also serves on TCB’s Community Bank Board for Central New York. Mr. Fessenden served as a member of the New York State Assembly from 1993 to 1999. He has served as the Executive Director of the Fred L. Emerson Foundation, a family foundation located in Auburn, New York since January 2007. From 2004 to 2006 he served as the founding Executive Director of the Cornell Agriculture & Food Technology Park, Geneva, New York. Mr. Fessenden has been actively engaged with numerous business, civic and educational organizations throughout the Central New York region. We believe Mr. Fessenden’s qualifications to sit on our Board include his extensive experience in government and public service, his executive experience in the private sector, his active engagement with civic organizations, and his deep connections to the Central New York business community.
James W. Fulmer served as President of the Company from 2000 through 2006, has served as a director of the Company since 2000, and Vice Chair of the Company since January 1, 2007. Mr. Fulmer previously served as President and Chief Executive Officer of Letchworth Independent Bancshares Corporation from 1991 until its merger with the Company in 1999, as well as the President and Chief Executive Officer of the Bank of Castile from 1991 until his retirement on December 31, 2014. He serves as Chair of Tompkins Community Bank (effective January 2022), and served as the Chair of Tompkins Bank of Castile from 1991 through its consolidation with TCB on January 1, 2022. Effective January 2022, Mr. Fulmer also serves on TCB’s Community Bank Boards for Western New York and Pennsylvania. Mr. Fulmer also serves as Chair and Director of Tompkins Insurance Agencies, Inc. He served as a member of the Board of Directors of the Federal Home Loan Bank of New York from January 2007 to December 2017. Mr. Fulmer actively serves as a director of several prominent Western New York Community and cultural organizations. We believe Mr. Fulmer’s qualifications to sit on our Board of Directors include his nearly 40 years of experience in the banking industry, including service as our Vice Chair, and as the former President and Chief Executive Officer of Tompkins Bank of Castile.
Patricia A. Johnson has served as a director of the Company since 2006. Ms. Johnson served as a director of Tompkins Trust Company from 2002 to 2014, and served as a director of Tompkins VIST Bank from April 2014 through its consolidation with TCB on January 1, 2022. She now serves as a Director for Tompkins Community Bank (effective January 2022), and also serves on TCB’s Community Bank Board for Pennsylvania. Ms. Johnson previously served as the Vice President for Finance and Administration with Lehigh University in Bethlehem, PA, retiring in June of 2022. She had previously been with Cornell University, starting as the Assistant Treasurer in 1995, and later serving as Associate Vice President & Treasurer. Ms. Johnson has served on the boards of several regional economic development/workforce training organizations, and she has demonstrated civic leadership through her service on the boards of many local charitable or educational institutions. We believe Ms. Johnson’s qualifications to sit on our Board include her accounting expertise and her ability to understand and evaluate the Company’s complex financial operations.
Angela B. Lee served as a Director for Tompkins Trust Company from December 2021 through its consolidation with TCB on January 1, 2022, and now serves as a Community Bank Board Director for Tompkins Community Bank Central New York. She is Chief Diversity Officer at Baxter International, Inc., a global public medical healthcare company, where she works to help the organization enhance a culture of belonging by leading efforts to embed diversity, equity, and inclusion across all aspects of Baxter's business. Previously, Ms. Lee served as Vice President of Human Resources, and Chief Talent & Diversity Officer at the recently acquired Hill-Rom Holdings, Inc. prior to its acquisition by Baxter International. Ms. Lee has more than 25 years of experience as a human resources executive, which includes extensive strategic business partnering skills; talent management; talent acquisition; total rewards;

diversity, equity and inclusion; employee relations; and cultural integration. Ms. Lee is an active member of her community, working with civic and charitable organizations in the Central New York area. We believe Ms. Lee’s qualifications to sit on our Board include her extensive human resource experience, her work to further diversity, equity, and inclusion initiatives, and her connections to the Central New York business and civic community.
John D. McClurg served as a Director for the Bank of Castile from 1993 through its consolidation with TCB on January 1, 2022. He now serves as a Community Bank Board Director for Tompkins Community Bank Western New York and Chair of the Western New York Bank Loan Committee. Mr. McClurg serves as president of McClurg Chrysler Dodge Jeep Ram (1989 to present) and McClurg Chevrolet (1991 to present). He has been a member of the New York State Automobile Dealers Association since 2013 and served as its Chair from 2018 to 2019. He also serves as a member of the boards for the National Auto Dealers Association and the New Car Dealers of Western NY Charitable Foundation. Mr. McClurg has served many local charitable organizations, including as President from 1999-2000 of the Perry Rotary Club. We believe Mr. McClurg’s qualifications to sit on our Board include his deep ties to the Western New York community and his 40 plus years of experience owning and operating an automobile dealership.
Ita M. Rahilly has served as a director of the Company since 2020. She served as a director of Tompkins Mahopac Bank from 2018 through its consolidation with TCB on January 1, 2022. Effective January 2022, Ms. Rahilly now serves as a Director for Tompkins Community Bank, and she serves on TCB’s Community Bank Board for the Hudson Valley. She is the owner of Ita M. Rahilly CPA PC, and has been a Partner with the firm of RBT CPAs, LLP in Newburgh, NY since January 1, 2005, where she is the Partner in charge of the firm’s trust estate and gift division, assisting closely-held businesses and their shareholders and high net worth individuals in achieving their goals. Ms. Rahilly is an Accredited Estate Planner, a member of the Governing Council of the American Institute of Certified Public Accountants (AICPA), a past President of the New York State Society of Certified Public Accountants (NYSSCPA), a member of the National Association of Estate Planners and Councils (NAEPC), and a member of the Hudson Valley Estate Planning Council. She is also a member of The Moynihan Scholarship Fund, Inc. Board of Trustees. Ms. Rahilly is highly regarded by clients and peers and widely recognized for her expertise in estates, trusts and succession planning, corporate, partnerships, international taxation, and non-profit information reporting. We believe Ms. Rahilly’s qualifications to sit on our Board include her 37 years of extensive public accounting experience dealing with financial and accounting matters for complex organizations. She has acquired a deep understanding of the Hudson Valley business environment during her years of working with commercial clients in the region.
Thomas R. Rochon has served as a director of the Company since 2009, and was elected Chair of the Board in May 2014. He served as a director of Tompkins Mahopac Bank from July 2017 through its consolidation with TCB on January 1, 2022, and he served as a director of Tompkins Trust Company from January 2009 to June 2017. Effective January 2022, Mr. Rochon now serves as a Director for Tompkins Community Bank, and he serves on TCB’s Community Bank Board for the Hudson Valley. In July 2017, Dr. Rochon joined the Educational Records Bureau (ERB), a not-for-profit educational testing and assessment company based in New York. He was named President of ERB in December 2017. From July 2008 through June 2017, Dr. Rochon served as President of Ithaca College. He has served on the boards of a number of organizations related to higher education and community service, and is actively involved with several local charitable and community service organizations. We believe Dr. Rochon’s qualifications to sit on our Board include his many years of management experience, including as President of ERB and as former President of Ithaca College, as well as an understanding of the challenges faced by organizations that operate in a heavily regulated sector.
Stephen S. Romaine has served as a director of the Company since 2007. Mr. Romaine was appointed President and Chief Executive Officer of the Company effective January 1, 2007. He had served as President and Chief Executive Officer of Tompkins Mahopac Bank from January 1, 2003 through December 31, 2006. Prior to this appointment, Mr. Romaine was Executive Vice President, Chief Financial Officer of Mahopac National Bank. In addition to the Company Board, Mr. Romaine serves on the TCB Board, and on TCB’s Community Bank Boards in each of its local markets. Mr. Romaine currently serves on the Board of the Federal Home Loan Bank of New York, as well as the New York Bankers Association, where he served as Chair from March 2016 through March 2017. His recent civic involvement includes service as a member of the boards of local historical and educational institutions. We believe Mr. Romaine’s qualifications to sit on our Board include his more than 30 years as an executive in the financial services industry, including his current position as President and Chief Executive Officer of the Company.

Michael H. Spain has served as a director of the Company since 2000. Mr. Spain served as a director of Tompkins Mahopac Bank from 1992 through its consolidation with TCB on January 1, 2022. Effective January 2022, Mr. Spain now serves as a Director for Tompkins Community Bank. He began serving as the Chair of the Board of Directors of Tompkins Mahopac Bank in June 2017, and now chairs the TCB Community Bank Board for Hudson Valley (effective January 2022). Mr. Spain serves as Executive Vice President of Brown & Brown of New York, Inc., d/b/a the Spain Agency, an insurance agency located in Mahopac, New York. Mr. Spain served as President of the Spain Agency from 1989 until 2015 when it became wholly owned by Brown & Brown, Inc. Mr. Spain also holds leadership positions with several privately-held real estate development companies and is involved with many charitable organizations in the Hudson Valley. We believe Mr. Spain’s qualifications to sit on our Board include his more than 20 years of service as a Tompkins Mahopac Bank Director, and his extensive executive experience in the financial services industry.
Jennifer R. Tegan has served as a director of the Company since 2019. Ms. Tegan served as a director of Tompkins Trust Company from 2016 through its consolidation with TCB on January 1, 2022. Effective January 2022, Ms. Tegan serves as a Director for Tompkins Community Bank, and she serves on TCB’s Community Bank Board for Central New York. She is Managing Director of NY Ventures, Division of Small Business and Technology Development of Empire State Development, where she is charged with leading investments in high growth start-up businesses across the state of New York. From 2002-2020 she worked with Cayuga Venture Fund (CVF) located in Ithaca, NY, supporting and financing entrepreneurs in technology-based companies across a broad spectrum of industries. Ms. Tegan has served on the boards of several privately-owned companies as well as the board of the National Venture Capital Association. Ms. Tegan is past President and current Executive Committee Member of the Upstate Capital Association of NY Board, a membership trade organization whose mission is to increase access to capital for entrepreneurs and companies in upstate New York. Ms. Tegan’s civic commitments include past service on the board of directors of the Elizabeth Ann Clune Montessori School of Ithaca, as well as board service for non-profit organizations which support regional economic growth and capital access for regional entrepreneurs. We believe Ms. Tegan’s qualifications to sit on our Board include her extensive experience fostering the development of early-stage businesses in our local market, the banking industry knowledge she has acquired through her service as a director of Tompkins Trust Company, and her demonstrated commitment to local, regional and state economic development, and other civic engagement in the Tompkins County region.
Alfred J. Weber has served as a director of the Company since August 2012 and as Chair of the Board of VIST Financial Corporation from 2005 to 2012, where he served as a director from 1995 until its acquisition by the Company in August 2012. He was a director of Tompkins VIST Bank, where he also served as Chair, from 2005 through its consolidation with TCB on January 1, 2022. Effective January 2022, Mr. Weber now serves as a Director for Tompkins Community Bank, and he serves on TCB’s Community Bank Board for Pennsylvania, for which he is Chair. Mr. Weber is President of Tweed-Weber-Danks, Inc., a management consulting firm. He has been in the consulting industry since 1974, and the president of his own business since 1984. The fundamental focus of his work is to help clients build and implement strategies to gain and sustain competitive advantage in their marketplace. Mr. Weber has worked with hundreds of businesses, not-for-profit organizations, health and home care agencies, and associations across the country. He currently serves on several community development boards in the Berks County, Pennsylvania region, and serves on the board of directors of three privately-held companies in the manufacturing/retail industries. We believe Mr. Weber’s qualifications to sit on our Board include his experience in leading change initiatives and his expertise in the area of strategic planning.
The names and ages of the Company’s executive officers, including the named executive officers identified in the Summary Compensation Table in this Proxy Statement, their positions and offices held with the Company, their term of office and experience are set forth in Part I of the Company’s Annual Report on Form 10-K for the Company’s 2022 fiscal year, a copy of which is enclosed with this Proxy Statement.

MATTERS RELATING TO THE BOARD OF DIRECTORS
During fiscal 2022, the Board held four regular meetings, one informational meeting and two strategic planning meetings. As a matter of practice, the Independent Directors met in executive session at the end of each regular meeting for a total of four such sessions during 2022. During this period all of the directors attended more than 75% of the aggregate of the total number of meetings of the Board held during the periods that they served and the total number of meetings held by all committees of the Board on which each such director served during the period that they served.
The Board currently maintains and appoints the members of the following five standing committees: Executive, Compensation, Audit/Examining, Nominating and Corporate Governance, and Qualified Plans Investment Review.
Board of Directors: Committee Membership
Director	Executive	Compensation	Audit/ Examining	Nominating/Corporate Governance	Qualified Plans Inv. Review
John E. Alexander	—	—	—	X	Chair
Paul J. Battaglia	X	—	Chair	—	—
Daniel J. Fessenden	X	—	—	Chair	—
James W. Fulmer	X	—	X	—	—
Patricia A. Johnson	—	X	—	—	—
Frank C. Milewski	—	—	X	—	—
Ita M. Rahilly	—	—	X	—	—
Thomas R. Rochon	Chair	X	—	X	—
Stephen S. Romaine	X	—	—	—	X
Michael H. Spain	—	—	—	—	X
Jennifer R. Tegan	—	X	—	—	—
Alfred J. Weber	—	X	—	—	—
Craig Yunker	X	Chair	—	X	—
Executive Committee. The Board has adopted a written charter for the Executive Committee. A copy of the Executive Committee’s charter is posted in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Executive Committee did not meet during fiscal 2022. The Executive Committee acts, as necessary, on behalf of the Board pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”).
Compensation Committee. The Board has adopted a written charter for the Compensation Committee (as used in this paragraph, the “Committee”). A copy of the Committee’s charter is posted in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met five times during fiscal 2022. The Committee reviews executive performance and approves, or recommends to the Independent Directors for approval, salaries and other matters relating to executive compensation, except that the compensation of the Chief Executive Officer is determined by the Independent Directors upon recommendation by the Committee. It also administers the Company’s equity incentive plans, including reviewing and granting equity incentive awards to executive officers and other employees. The Committee also reviews and approves various other compensation policies and matters, and is responsible for ensuring that executive officers are compensated effectively, appropriately, and in a manner consistent with the Company’s objectives. Please see the heading “Role of the Compensation Committee, Management, and Consultants” on page 20 for information about this Committee’s responsibilities and activities. Each of the members of this Committee is an “Independent Director” as defined in Section 803A of the NYSE American Company Guide, and also meets the heightened independence standards for compensation committee members set forth in NYSE American Rule 805(c).
Audit/Examining Committee. The Board has adopted a written charter for the Audit/Examining Committee (as used in this paragraph, the “Committee”). A copy of the Committee’s charter is posted in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met ten times during fiscal 2022. This Committee assists the Board in its general oversight of accounting and financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The responsibilities and activities of the Committee are described in greater detail in the “Report of the Audit/Examining Committee of the Board of Directors” included in this Proxy Statement. The Board has determined that Paul J. Battaglia, James W. Fulmer, and Ita M. Rahilly each qualify as an “Audit Committee Financial Expert” as defined in Item 407(d) of Regulation S-K and that each of the members of the Audit/Examining Committee is an “Independent Director” as defined in Section 803A of the NYSE American Company Guide, and also satisfies the heightened independence standards applicable to Audit Committee members of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee (as used in this paragraph, the “Committee”). A copy of the Committee’s charter is posted in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met five times during fiscal 2022. This Committee is responsible for assisting the Board in developing corporate governance policies and practices that comply with applicable laws and regulations, including NYSE American listing standards and corporate governance requirements. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee identified first-time director nominees, Nancy E. Catarisano, Angela B. Lee, and John D. McClurg through their service on community bank board committees of the Board of Directors of Tompkins Community Bank.
Director Qualifications. To be considered for nomination to the Board, each candidate must possess the following minimum qualifications and attributes: high personal values, judgment and integrity; an ability to understand the regulatory and policy environment in which the Company conducts its business; a demonstrated, significant engagement in one of the market areas served by the Company, based on one or more of the following within such market area—professional/business relationships, residence, and involvement with civic, cultural or charitable organizations; and experience which demonstrates an ability to deal with the key business, financial and management challenges that face financial service companies. The Company believes that such connections with one of the Company’s local communities foster ties between the Company and that community, and also allow the director to better understand the banking and financial services needs of its local stakeholders. The Nominating and Corporate Governance Committee will consider the director’s independence, qualifications and contributions and the continued need for our board to reflect a diversity of personal backgrounds and professional experience, and will balance the value brought by longer-tenured directors with the benefits of periodic refreshment of directors.
While individual experiences and qualifications serve as a baseline for consideration, the Company recognizes that the Board governs as a whole, and not as a collection of individuals. The effectiveness of the Board is not a function of the individual attributes of its members; rather, it depends on the overall chemistry of the Board. Therefore, the Nominating and Corporate Governance Committee assesses whether a particular candidate will be able to function within this broader context by evaluating their: ability to understand, and willingness to engage, the issues presented to the Board; ability to exercise prudence and judgment, but also decisiveness; and ability to effectively communicate their ideas to the other members of the Board. In the case of incumbent Directors, these assessments are made based on past experience with a particular Director and, in the case of first-time nominees, these issues are explored during the interview and vetting process described below.
Identification of Candidates & Nomination Process. At least annually, and typically on a more frequent basis, the Committee engages in a discussion to identify candidates who fulfill the criteria described above, under the heading “Director Qualifications.” The Nominating and Corporate Governance Committee will evaluate candidates who are identified by shareholders, by other members of the Board, and occasionally by members of the Company’s leadership team, which is comprised of the Company’s executive officers. To be considered, shareholder recommendations of director candidates must be received by the Chair of the Nominating and Corporate Governance Committee, Tompkins Financial Corporation, P.O. Box 460, Ithaca, NY 14851, no later than December 1st of the year preceding the annual meeting at which such candidate is proposed to be nominated. The recommendations should include the name, address, and supporting information as to why the candidate should be considered by the Committee. The same procedures are used to evaluate all candidates, regardless of the source of the recommendation.
Tompkins values the benefits that diversity can bring to its Board. A diverse board reflects a variety of important perspectives in the boardroom, ultimately resulting in more informed decision-making. Accordingly, in identifying potential nominees, the Nominating and Corporate Governance Committee also considers whether a particular candidate adds to the overall diversity of the Board. The Committee seeks nominees with a broad diversity of experience, professions and perspectives, including diversity with respect to race, gender, geography, and areas of expertise. The Committee ensures that women and minority candidates are included in the candidate pool from which director nominees are selected, and it employs a variety of strategies to help develop a diverse candidate pool. First, the Committee strongly encourages all of our directors to identify qualified women and minority candidates for service on our Board. The Committee also recognizes the importance of recruiting candidates beyond the traditional corporate/banking arena, and for example, recruits qualified candidates who work in academic institutions or non-profit organizations, in addition to candidates with traditional “corporate” backgrounds. At least annually, the Committee monitors the composition of the Board to ensure it reflects a broad diversity of experience, professions, and perspectives, including diversity with respect to race, gender, geography, and areas of expertise. While not encapsulated in a written policy, the Committee and the Board stand behind these commitments to diversity practices and monitoring. Of our fourteen (14) current directors, all of whom are standing for election and re-election at the 2023 Annual Meeting, five identify as women and two identify as persons of color.
Once the Nominating and Corporate Governance Committee has determined its interest in a potential nominee, it begins discussions with them as to their willingness to serve on the Board and one of the Company’s local market boards and, for first-time nominees, an interview will be conducted. If the nominee is an incumbent Director, the Committee will consider prior Board performance and contributions as described above; in the case of a first-time nominee, the Committee will evaluate its discussions with the candidate, and the Committee may also seek to verify its preliminary assessment of the candidate by discussing their particular attributes with other appropriate parties who have had prior professional experiences with them. At the conclusion of this process, the Committee will recommend qualified candidates that best meet the Company’s needs to the full Board, which then selects candidates to be nominated for election at the next annual meeting of shareholders. The Committee uses the same process for evaluating all candidates, whether recommended by shareholders, Directors or management. The Company expects all Board members to own at least 2,000 shares of the Company’s common stock, which shares may be accumulated over a period of three years following a Director’s initial election to the Board. Shares held in a rabbi trust as deferred stock compensation for a given Director, are included in this calculation.
Qualified Plans Investment Review Committee. The Board has adopted a written charter for the Qualified Plans Investment Review Committee (as used in this paragraph, the “Committee”). This Committee met two times during fiscal 2022, and it is responsible for reviewing and setting the investment goals and objectives of the Tompkins Financial Corporation Retirement Plan, monitoring the performance of the third-party investment manager engaged to invest plan assets, and overseeing changes to plan holdings. This Committee also serves in a fiduciary capacity for the Company’s 401(k) retirement plan, which duties include, but are not limited to: investment fund selection; establishing investment policy objectives; benchmarking and evaluating the reasonableness of fund fees, overall plan expenses, revenue-sharing arrangements, and performance of the investment funds and the third-party administrator.

Director Compensation
It is the general policy of the Board that employee directors are not paid for their service on the Board beyond their regular employee compensation. The following table sets forth the compensation paid to the Company’s non-employee directors for their service during 2022:
	2022 Director Compensation
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
	($)	($)	($)	($)
Alexander	—	75,700	—	75,700
Battaglia	119,200	—	—	119,200
Fessenden	28,000	69,100	—	97,100
Fulmer	105,300	—	—	105,300
Johnson	71,200	—	—	71,200
Milewski	98,700	—	—	98,700
Rahilly	80,600	—	—	80,600
Rochon	34,900	139,700	—	174,600
Spain	38,900	45,900	—	84,800
Tegan	—	88,000	—	88,000
Weber	33,000	44,900	—	77,900
Yunker	90,400	—	—	90,400
(1)
Amounts disclosed for certain Directors include cash compensation for service on subsidiary boards. For a more detailed discussion of such fees, see “Community Bank Board and Committee Service Compensation” below.

(2)
The stock awards disclosed here reflect grant date fair value in accordance with ASC Topic 718, and were earned by the Directors and deferred under Tompkins’ Amended and Restated Plan for Eligible Directors of Tompkins Financial Corporation and Wholly-Owned Subsidiaries (the “Retainer Plan”). The stock awards under the Retainer Plan are discussed in more detail below under the heading “Timing and Manner of Payment of Director Compensation.” Dividends are reinvested pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan.

The Company paid non-employee directors annual fees as shown in the table below. The fees are paid in quarterly installments. Chair retainer fees are paid in lieu of the applicable committee retainer fees. These amounts are all included in the aggregate for each director in the table, “2022 Director Compensation,” above.
	Non-Employee Director	Committee Chair Retainer Fee	Committee Retainer Fee
	($)	($)	($)
Annual Retainer	35,100
Audit/Examining Committee		28,000	14,000
Nominating and Corporate Governance Committee		14,000	9,800
Compensation Committee		14,000	9,800
Qualified Plans Investment Committee		6,200	4,200
All non-employee directors’ fees paid for service on the Board were paid in cash or, if a valid election was made by the director prior to January 1, 2022, such Directors’ fees were deferred pursuant to (i) the Retainer Plan or (ii) pursuant to a Deferred Compensation Agreement.
In lieu of any retainer and/or committee fees (including the community bank board retainer fees described below), an annual retainer was paid to Thomas R. Rochon in 2022 for his service as Chair of the Board, as well as his service on the Community Bank Board of Tompkins Community Bank Hudson Valley, in the amount of $174,600, paid in quarterly installments of $43,650. For his service during 2022, in lieu of any committee fees (including the community bank board retainer fees described below), James W. Fulmer received $105,300 paid in quarterly installments of $26,325 for his service as Vice Chair of the Board, as well as his service on the Community Bank Boards of Tompkins Community Bank Pennsylvania and Tompkins Community Bank Western New York, on the Board of Tompkins Insurance Agencies subsidiaries, and on the Audit/Examining Committee.
The Nominating and Corporate Governance Committee recommends the amount and form of director compensation to the Company’s Board, and the Board reviews director compensation annually.

Community Bank Board and Committee Service Compensation
With the exception of Thomas R. Rochon and James W. Fulmer, who are paid the annual retainers described above, non-employee members of the Board who also sit on our community bank boards receive the following annual fees in quarterly installments. These amounts are all included in the aggregate for each director in the table, “2022 Director Compensation,” above:
Tompkins Community Bank
Name	Bank Board Retainer	Bank Board Chair Supplemental	Bank Loan Committee Retainer	Bank Loan Committee Chair Supplemental	Trust Committee Retainer	Credit Oversight Committee Retainer
	($)	($)	($)	($)	($)	($)
Tompkins Community Bank Western New York
Battaglia	24,600	—	6,900	—	—	14,800
Fulmer	—	—	—	—	—	—
Yunker	24,600	—	6,900	—	—	—

Tompkins Community Bank Hudson Valley
Rahilly	24,600	—	6,900	—	—	—
Rochon	—	—	—	—	—	—
Spain	24,600	4,100	6,900	3,300	—	6,600

Tompkins Community Bank Central New York
Alexander	24,600	—	—	—	—	—
Battaglia	—	—	—	—	9,800	—
Fessenden	24,600	3,365	6,900	3,300	9,800	—
Tegan	24,600	—	6,900	—	—	14,800

Tompkins Community Bank Pennsylvania
Fulmer	—	—	—	—	—	—
Johnson	24,600	—	1,725	—	—	—
Milewski	24,600	—	6,900	3,300	—	14,800
Weber	24,600	4,100	4,300	—	—	—
Timing and Manner of Payment of Director Compensation
All retainer and other fees for service on the Company’s Board, as well as service on the Board of Directors of one or more of our subsidiaries, are payable quarterly, either in cash or, if a timely election is made by the director, in stock or deferred stock pursuant to the Retainer Plan. Non-employee directors may also elect to receive compensation in deferred cash pursuant to a Deferred Compensation Agreement. If a director elects to receive deferred stock compensation under the Retainer Plan, their fees are transferred to a Rabbi Trust. The trustee acquires shares of common stock pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan. A director has no rights in or to the shares of common stock held in the Rabbi Trust until distribution is made in accordance with the Retainer Plan. An aggregate of 5,564 shares of common stock were acquired by the Rabbi Trust under the Retainer Plan in 2022, representing Board and committee fees and retainers paid and expensed in 2022.

CORPORATE GOVERNANCE MATTERS
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines (the “Guidelines”), which reflect many of the Company’s long-standing practices, in order to strengthen our commitment to corporate governance best practices. A copy of the Guidelines is posted in the “About Us - Corporate Governance” section of our website (www.tompkinsfinancial.com). The Guidelines summarize the Company’s corporate governance practices and procedures, and the following issues, in addition to others, are covered in the Guidelines: board size; director independence; chair independence; director retirement; director resignation following a change in job responsibility; director candidate identification and nomination; director common stock ownership; responsibilities of directors; meeting attendance; executive sessions of independent directors; board committees; succession planning and management evaluation; director education; failure to receive a majority of votes cast; board assessments and pledging/hedging policy. Under the Company’s pledging/hedging policy, as included in the Guidelines, Directors and executive officers (including their designees) are prohibited from, directly or indirectly, (1) pledging a significant number of the Company’s equity securities, or (2) hedging. “Hedging,” for purposes of the policy, includes engaging in any transaction, including the purchase of prepaid variable forward contracts, equity swaps, collars, exchange funds, put options and forward-sale contracts, which hedges or offsets, or which is designed to hedge or offset, any decrease in the market value of the Company’s equity securities (a) granted to such person as part of his or her compensation by the Company; or (b) held, directly or indirectly, by such person. Our Nominating and Corporate Governance Committee periodically reviews the Guidelines and, as necessary or appropriate, recommends changes to the Guidelines. “Significant” for purposes of the policy means more than the lesser of (1) 1,000 shares and (2) 20% of the Company’s equity securities beneficially owned by such person.
Affirmative Determination of Director Independence
A majority of the Board, and all members of the Audit/Examining Committee, Compensation Committee, and Nominating and Corporate Governance Committee are “independent,” as affirmatively determined by the Board, consistent with the criteria established by NYSE American and as required by our Bylaws.
The Board has conducted an annual review of director independence for all nominees for election as directors. During this review, the Board considered transactions and relationships during the preceding three years between each Director or nominee or any member of his or her family and the Company, and its executive officers, subsidiaries, affiliates and principal shareholders, including those transactions and relationships described below under “Transactions with Related Persons.” The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.
As a result of this review, the Board affirmatively determined that the directors identified as “Independent” in the table on page 4 meet the standards of independence described above.
Board and Director Assessments
The Board, under the leadership of the Nominating and Corporate Governance Committee, conducts annual self-evaluations to determine whether the Board and its committees are functioning effectively and in the best interests of the Company and its shareholders. Through this process, the Board also assesses board composition by evaluating the qualifications, skills and experience of the directors on the Board. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. A summary of the results of the Board self-assessment and the individual self-assessments are reviewed by the Nominating and Corporate Governance Committee and the Board.
Shareholder Communications with Directors
Shareholders may communicate with the Board by writing to the following address: Board of Directors, Tompkins Financial Corporation, P.O. Box 460, Ithaca, NY 14851. All such communications from shareholders will be reviewed by the Chair of the Board or the Chair of the Nominating and Corporate Governance Committee, each of whom is an Independent Director, and, if they determine that a communication should be reviewed by the full Board it will be presented to the Board for review and consideration.

Policy Regarding Director Attendance at Annual Meetings; Annual Meeting Attendance
The Board strongly encourages the attendance of all directors at Annual Meetings of Shareholders. The Annual Meeting of Shareholders for fiscal 2021 was held on May 10, 2022 and twelve of the Company’s thirteen directors were in attendance.
Code of Ethics
The Board has adopted the Tompkins Financial Corporation Code of Ethics for the Chief Executive Officer and Senior Financial Officer, which applies to the Company’s Chief Executive Officer and Chief Financial Officer (who also serves as our principal accounting officer). A copy of the Code of Ethics is available in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Company will post material amendments to or waivers from the Code of Ethics for the Chief Executive Officer and Senior Financial Officer at this location on its website.
Board Leadership Structure, Risk Oversight and Director Education
Presently, the roles of Chief Executive Officer and Chair of the Board are separate, as the Board feels this model offers advantages of including additional input and a range of prior experience within our leadership structure. However, no single leadership model is right for the Company at all times, and the Board does not have a policy that these roles will always be separate. The Board recognizes that other leadership models can be appropriate for the Company, given different circumstances.
The Board has an active role, both at the full Board and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding cybersecurity, asset quality, capital, securities portfolio, liquidity, operations and other matters, as well as the risks associated with each. The Compensation Committee oversees risks associated with compensation arrangements and the Audit/Examining Committee oversees management of cybersecurity and financial risks. The Board’s role in the risk oversight process has not directly impacted its leadership structure.
The Board is committed to ongoing director education. Our Nominating and Corporate Governance Committee maintains a list of pertinent topics, including topics on which our directors have specifically requested additional information, and a different topic is typically covered at each Board meeting. In addition, directors connect professional experiences and development or training opportunities from their full-time occupations, where relevant, to their work on the Board. These experiences are shared with fellow directors.
Oversight of Environmental, Social and Governance Matters
The Board’s Nominating and Corporate Governance Committee reviews and provides oversight with respect to the Company’s strategy and initiatives related to environmental, social and governance matters (“ESG”). The Committee remains informed of the key ESG paradigms, and provides updates to the Board regarding the Company’s ESG practices. The Company’s stated core values include, among other things, integrity, community impact, sustainable excellence, and a commitment to and from our employees. The Company is committed to conducting its business in a manner which aligns with our core values and which creates long-term value for our shareholders, communities, and Company. More information about our ESG practices can be found on our website (www.tompkinsfinancial.com/corporate-social-responsibility). Please note that information found on such website is not part of, nor incorporated by reference into, this Proxy Statement.
Risk and Influence on Compensation Programs
The Board’s Compensation Committee also considers risk and its influence on the Company’s compensation programs. This Committee reviews each compensation element individually and all compensation elements in the aggregate to ensure that the overall compensation program provides a balanced perspective that ultimately aligns pay with performance while also ensuring bonus / incentive programs do not motivate inappropriate risk-taking. Equity award levels and practices are set to foster shared interests between management and shareholders, but are not considered by the Committee to be at levels that would drive inappropriate behavior. In the Committee’s judgment, the compensation policies and practices of the Company do not give rise to material risks.
The Board has also adopted a “clawback” policy which provides for the recoupment of certain compensation paid to our executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws, as described in more detail under the heading “Compensation Forfeiture & Recovery” on page 26. In addition, the Tompkins Financial Corporation 2019 Equity Incentive Plan, which the shareholders approved at the 2019 Annual Meeting of Shareholders, allows the Compensation Committee to specify in any award agreement that the participant’s rights under an award are subject to alteration or reduction upon the occurrence of certain events, including, but not limited to, a breach of restrictive covenants or conduct that is detrimental to the business or reputation of the Company.
In addition, we are subject to guidance issued by our primary banking regulators designed to ensure that incentive compensation arrangements at banking organizations appropriately tie rewards to longer-term performance and do not undermine the safety and soundness of the firm or create undue risks to the financial system. This guidance embodies three core principles which are: (1) incentive compensation arrangements at a banking organization should provide employees incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose their organizations to imprudent risks; (2) these arrangements should be compatible with effective controls and risk management, and (3) these arrangements should be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors. We believe that our incentive compensation programs are in compliance with this guidance.
Delinquent Section 16(a) Reports
To the Company’s knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2022 all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% shareholders were satisfied in a timely manner, except that Mr. Fetsko filed one late report disclosing one transaction.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth certain information, as of March 13, 2023, with respect to the beneficial ownership of our common stock by: (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; (2) each director and nominee; (3) each executive officer named in the Summary Compensation Table, below; and (4) all executive officers and Directors as a group. Except as otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to the outstanding shares of common stock beneficially owned.
	Common Stock Ownership
Directors, Nominees and Executive Officers	Phantom Stock Held in Deferred Trust(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Class(2)(3)
John E. Alexander+	21,741	51,287(4)	**
Paul J. Battaglia+	7,108	10,267(5)	**
David S. Boyce*	—	29,766(6)	**
Nancy E. Catarisano^	1,057	—
Daniel J. Fessenden+	6,482	1,338	**
Francis M. Fetsko*	—	37,216(7)	**
James W. Fulmer+	—	76,548(8)	**
Gregory J. Hartz*	—	20,192(9)	**
Patricia A. Johnson+	1,319	2,120	**
Angela B. Lee^	415	—
John D. McClurg^	—	12,489(10)
John M. McKenna*	—	21,389(11)	**
Frank C. Milewski++	—	19,355	**
Ita M. Rahilly+	—	6,196	**
Thomas R. Rochon+	15,742	4,255(12)	**
Stephen S. Romaine*+	—	94,859(13)	**
Michael H. Spain+	8,392	176,949(14)	1.22%

	Common Stock Ownership
Directors, Nominees and Executive Officers	Phantom Stock Held in Deferred Trust(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Class(2)(3)
Jennifer R. Tegan+	4,548	—	**
Alfred J. Weber+	4,714	11,751	**
Craig Yunker++	—	31,826	**

All Directors and Executive Officers as a group (25 persons)	71,518	727,835	4.31%
*	Named Executive Officer
+	Director of the Company and a Director Nominee
++	Director of the Company
^	Director Nominee
**	Less than 1 percent
(1)
Each share of phantom stock is the economic equivalent of one share of common stock. Phantom stock represents deferred stock compensation under the Retainer Plan. These shares are held in a deferred trust account (the “Rabbi Trust”) pending distribution upon the occurrence of certain events specified in the Retainer Plan. The Director has no voting or investment power over the shares prior to such distribution. The shares of common stock held in deferred trust accounts for non-employee Directors are voted by Tompkins Trust Company (the “Trust Company”) as trustee of the Rabbi Trust.

(2)	Does not include shares of phantom stock held in the Rabbi Trust.
(3)
The number of shares beneficially owned by each person or group as of March 13, 2023, includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 13, 2023, including, but not limited to, upon the exercise of options. For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 14,591,451 shares of common stock outstanding and entitled to vote on March 13, 2023 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 13, 2023. The percentages listed in this column do not include shares acquired pursuant to the Retainer Plan and held in the Rabbi Trust; Directors have no voting or investment power with respect to such shares. For a more detailed discussion of the Retainer Plan, refer to “Timing and Manner of Payment of Director Compensation,” page 13. For a description of the vesting provisions for the restricted stock referenced in the footnotes below, see the “2022 Outstanding Equity Awards at Fiscal Year-End” table, below.

(4)	Includes 648 shares owned by Mr. Alexander’s spouse with whom Mr. Alexander shares voting and investment power.
(5)	Includes 4,966 shares owned by Mr. Battaglia’s spouse with whom Mr. Battaglia shares voting and investment power.
(6)
Includes 4,087 shares held in the Company’s Employee Stock Ownership and 401(k) Plans, 4,390 shares of restricted stock, and 802 shares that Mr. Boyce may acquire by exercise of options exercisable at March 13, 2023 or within 60 days thereafter.

(7)
Includes 10,367 shares held in the Company’s Employee Stock Ownership and 401(k) Plans, 4,390 shares of restricted stock and 10,455 performance-based shares, and 802 shares that Mr. Fetsko may acquire by exercise of options exercisable at March 13, 2023 or within 60 days thereafter.

(8)	Includes 36,155 shares held by Mr. Fulmer’s spouse with whom Mr. Fulmer shares voting and investment power.
(9)
Includes 9,032 shares held in the Company’s Employee Stock Ownership and 401(k) Plans, 4,390 shares of restricted stock, 1,839 shares that Mr. Hartz may acquire by exercise of options exercisable at March 13, 2023 within 60 days thereafter, and 21 shares owned by Mr. Hartz as Custodian for his grandson.

(10)	Includes 334 shares owned by Mr. McClurg as Custodian for his two daughters.
(11)
Includes 1,949 shares held in the Company’s Employee Stock Ownership and 401(k) Plans, 4,390 shares of restricted stock, and 6,512 shares that Mr. McKenna may acquire by exercise of options exercisable at March 13, 2023 within 60 days thereafter.

(12)	Includes 15 shares owned by Dr. Rochon’s spouse as Custodian for each of their two sons.
(13)
Includes 15,350 shares held in the Company’s Employee Stock Ownership and 401(k) Plans, 11,019 shares of restricted stock and 8,695 performance-based shares, and 1,734 shares that Mr. Romaine may acquire by exercise of options exercisable at March 13, 2023 or within 60 days thereafter.

(14)	Includes Mr. Spain’s indirect ownership of 42,049 shares as Trustee for Christina Bass Spain. Mr. Spain and his sister share voting and investment power over these shares.

As of March 13, 2023, no person or group was known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, except as follows:
Name and Address of Beneficial Owner	Phantom Stock Held in Deferred Trust	Shares of Common Stock Beneficially Owned	Percent of Class
Tompkins Community Bank in the fiduciary capacity indicated(1) Executor, Trustee or Co-Trustee Agent or Custodian
	354,607(2)		2.44%
	827,110(3)		5.70%
Tompkins Community Bank in the fiduciary capacity indicated (Plan shares held in custody by Principal Trust Company) Trustee for the Tompkins Financial Employee Stock Ownership and 401(k) Plans

	759,691(4)		5.23%
BlackRock, Inc.(5) 55 East 52nd Street, New York, NY 10055		2,120,570	14.6%
State Street Corporation(6) One Lincoln Street, Boston, Massachusetts 02111		1,296,721	8.95%
The Vanguard Group(7) 100 Vanguard Blvd., Malvern, PA 19355		1,415,614	9.77%
(1)	Tompkins Community Bank’s address is P.O. Box 460, Ithaca, NY 14851.
(2)
Represents shares held in a fiduciary capacity as executor, trustee or co-trustee. Where Tompkins Community Bank is sole executor or trustee, such shares, generally, will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary.

(3)	Represents shares held as agent or custodian with the voting power retained by the owner.
(4)
Represents shares held and administered by Principal Trust Company, LLC, of which 594,078 shares, or 4.07% of the outstanding shares (calculated as described above), are held by the Company’s Employee Stock Ownership Plan; and 165,613 shares, or 1.14% of the outstanding shares (calculated as described above), are held by the Company’s 401(k) Plan. All such shares have been allocated to participant accounts. Individual plan participants are entitled to vote these shares, and as a result these shares are not voted by the Trust Company, which serves as Trustee for these plans.

(5)
This information is based on a Schedule 13G/A filed by BlackRock, Inc. for itself and on behalf of its subsidiaries named therein on January 23, 2023 (reporting sole voting power with respect to 2,093,440 shares and sole dispositive power with respect to 2,120,570 shares).

(6)
This information is based on a Schedule 13G filed by State Street Corporation and State Street Global Advisors Trust Company on February 10, 2023. State Street Corporation reports for itself and on behalf of its subsidiaries shared voting power with respect to 491,485 shares and shared dispositive power with respect to 1,296,721 shares. State Street Global Advisors Trust Company reports shared voting power with respect to 234,329 shares and shared dispositive power with respect to 1,035,083 shares.

(7)
This information is based on a Schedule 13G/A filed by The Vanguard Group for itself and on behalf of its subsidiaries named therein on February 9, 2023 (reporting shared voting power with respect to 9,503 shares, sole dispositive power with respect to 1,395,248 shares, and shared dispositive power with respect to 20,366 shares).

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
Tompkins Financial Corporation aims to compensate its executive officers competitively for their performance while also mitigating potential risks for the Company. Management and the Board have been careful to mitigate many of the risks of incentive programs, choosing to reward proven results based on performance that is not tied to one specific metric, but instead is based on the achievement of a combination of individual, division, business unit, and corporate financial goals, as described herein. The result is that no individual or group is incentivized to take unnecessary risk with respect to a customer, the organization or our shareholders. We believe that these efforts are supported by an effective risk management system and strong corporate governance.
The Board of Directors has delegated to the Compensation Committee (the “Committee”) the responsibility for determining or recommending to the Independent Directors of the Board the compensation of the Company’s executive officers, including the executive officers identified in the Summary Compensation Table (the “Named Executive Officers”).
When determining the compensation of its Named Executive Officers, the Committee considers the Company’s financial performance, a desire to retain key executives by ensuring each component of compensation is competitive, and the individual contributions of the Named Executive Officers. In recognition of these factors, the following compensation actions were approved (all of which are discussed in greater detail below).
The Company continued to exhibit strong recent financial performance during fiscal 2022. As a result of the continued impact of the COVID-19 pandemic, fiscal 2022 brought continued economic uncertainty in certain business segments within which the Company has a significant client base, and the Committee considered that uncertainty in making its compensation decisions. In recognition of Company financial performance and the contributions made by the Named Executive Officers in 2021 and 2022, the following compensation actions were approved during 2022 and the first quarter of 2023:
•
Cash Bonuses. In February 2023, cash bonus awards were paid to many senior officers of the Company, including all of the Named Executive Officers, for fiscal 2022 performance. These bonus amounts were paid at or just below target levels.

•
Long-Term Equity-Based Awards. In November 2022, a number of executives received long-term equity-based awards of restricted stock and/or restricted stock units with both time-based and performance-based vesting, as described in more detail below. Among this group were the Named Executive Officers including our CEO and CFO.

•	Merit Increases. Effective May 2022, most of the Company’s executives received salary rate increases, including all of the Named Executive Officers.
These decisions as well as the Committee’s process in making compensation recommendations are described in greater detail below.
Compensation Philosophy and Objectives
The primary goal of the Committee is to offer executive compensation that is fair and reasonable, and is consistent with the Company’s size, the compensation practices of the financial services industry in general, and the current economic climate. Key objectives of the compensation program are to attract, develop, and retain high caliber executives who are capable of maximizing the Company’s performance over the long term for the benefit of its shareholders. The Committee rewards long-term value creation, and considers a number of performance factors when setting executive compensation. These performance factors are described below.
Tax and Accounting Considerations
The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the chief executive officer, chief financial officer or any of the three other highest paid executive officers.
While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. Accordingly, the Committee may award compensation to the executive officers that is not fully deductible if it determines the compensation is consistent with its philosophy and is in the Company’s and its shareholders’ best interests.
Section 409A of the Internal Revenue Code imposes an additional tax on certain forms of deferred compensation. The Committee takes Section 409A into account in determining the form and timing of compensation paid to the Company’s executives.
The Company values equity incentive awards in accordance with FASB ASC Topic 718. More information regarding the application of ASC Topic 718 by the Company may be found in Note 12 (Stock Plans and Stock Based Compensation) to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Compensation Committee and Process
Role of the Compensation Committee, Management, and Consultants
The Committee is responsible for general oversight of personnel policies for the Company and its subsidiaries, including review and administration of non-qualified deferred compensation, administrative and non-fiduciary aspects of retirement and supplemental executive retirement plans, long-term equity compensation, and executive compensation plans. Each of the members of this Committee is an “Independent Director” as defined in Section 803A of the NYSE American Company Guide, and also meets the heightened independence standards for compensation committee members set forth in NYSE American Rule 805(c).
The Committee makes recommendations concerning the compensation of our Named Executive Officers, and those recommendations are reviewed and approved by our Independent Directors; however, equity awards are granted solely by the Committee, as the designated administrator of our equity incentive plans. The Independent Directors, under the leadership of our independent Chair, are responsible for establishing the annual performance goals and objectives of the Chief Executive Officer and evaluating his performance in light of such goals and objectives. For all other Named Executive Officers, the Compensation Committee, in consultation with the Company’s Chief Executive Officer, is responsible for approving their annual performance goals and objectives, and evaluating their respective performance in light of such goals and objectives. Additionally, the Committee reviews the competitiveness of the Company’s compensation programs, and oversees the succession planning process for executive officers, other than the Chief Executive Officer, for whom succession planning is conducted at the full Board level. The Committee also discusses and considers the results of the shareholders’ advisory vote when making decisions on the compensation paid to our Named Executive Officers and potential changes to such compensation. As permitted by law and by the rules of the NYSE American, the Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.
Executive officers do not play a role in determining their own compensation, but they are called on to make recommendations concerning those individuals that report to them.
The Compensation Committee has the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. The Committee had retained the services of Pearl Meyer and Partners, LLC (“Pearl Meyer”) since 2019. During 2022, Pearl Meyer provided general research regarding industry trends for base pay, short-term and long-term compensation levels for all Executives. The Committee considered Pearl Meyer's research in determining 2022 merit increases and equity grants. In July 2022, the Committee ended its relationship with Pearl Meyer and retained the services of AON Human Capital Solutions, a division of Aon, plc (“AON”). The Committee considered AON’s research in constructing and awarding the 2022 equity grants.
The Committee has assessed the independence of Pearl Meyer and AON pursuant to SEC rules and exchange requirements, and has concluded that no conflict of interest exists that would impair either company’s ability to independently provide services to the Compensation Committee.

Process of Determining Named Executive Officer Compensation
In furtherance of its objective to attract, develop and retain high caliber executives who are capable of maximizing the Company’s performance for the benefit of its shareholders, the Committee periodically compares its compensation levels, practices, and financial performance to survey and publicly available data for a group of banking institutions of similar size, geographic market or structure (the “Benchmarking Peer Group”). In 2021, the Committee engaged Pearl Meyer to review the existing Benchmarking Peer Group and to make recommendations to add or remove institutions as appropriate. The Compensation Committee made several changes to the Benchmarking Peer Group during 2021 in accordance with Pearl Meyer’s recommendations, and this revised peer group was used with respect to 2022. For 2022, the Benchmarking Peer Group consisted of the following financial institutions:
1st Source Corp	Lakeland Bancorp, Inc.
Brookline Bancorp, Inc.	Lakeland Financial Corp.
Community Bank System, Inc.	NBT Bancorp, Inc.
ConnectOne Bancorp, Inc.	Peapack - Gladstone
Eagle Bancorp, Inc.	Park National Corp.
Financial Institutions, Inc.	S&T Bancorp, Inc.
First Commonwealth Financial Corp.	Sandy Spring Bancorp, Inc.
First Merchants Corp.	TowneBank
Flushing Financial Corp.	Univest Financial Corporation
Independent Bank Corp.	Washington Trust Bancorp, Inc.
Information from comparative groups is only one factor in the Committee’s assessment of appropriate compensation levels, policies, and practices. The Committee does not have a formal policy of targeting a certain percentile of the market data but considers market data in establishing the mix of compensation (including the allocation between cash and non-cash compensation and short and long-term equity compensation). The Committee does not have a formal policy regarding the relationship between compensation levels provided to the Chief Executive Officer and other Named Executive Officers.

The Committee considers a number of quantitative and qualitative performance factors to evaluate the performance of its executive officers, including its Chief Executive Officer and the other Named Executive Officers, for purposes of determining their compensation. The 2022 annual performance factors specified below were used to determine executive bonuses earned for 2022 and paid in 2023. The following table illustrates the 2021 and 2022 performance factors considered by the Committee in making compensation decisions for 2022, and the Company’s performance relative to those performance factors:
		Actual	Target	% Variance
The Company’s net income as compared to the Company’s internal targets (in thousands of dollars):	2022	$85,030	$79,871	6.46%
	2021	$89,264	$75,615	18.05%

		Actual	% Change from prior year
Earnings per share (diluted EPS):	2022	$5.89	(2.64)%
	2021	$6.05	16.35%

		Actual	Ranking
The Company’s return on average equity (ROAE), as ranked in the Federal Reserve Board's BHCPR Peer Group Average Report, Peer Group 2:	2022	13.25%	63rd percentile
	2021	12.32%	58th percentile

		Actual	Ranking
The Company’s return on assets (ROA), as ranked in the Federal Reserve Board's BHCPR Peer Group Average Report, Peer Group 2:	2022	1.09%	42nd percentile
	2021	1.12%	38th percentile

		1 Year	5 Year	10 Year
The Company’s total return as compared to KBW Regional Banking Index over the following time periods (Annual Equivalent), as of December 31, 2022:	TMP	(4.40)%	1.82%	10.05%
	KBW Index	(6.92)%	3.49%	10.36%
*
The Federal Reserve Board peer group data referenced in the chart above is derived from their “Bank Holding Company Performance Report,” which covers banks and bank holding companies with assets between $3.0 billion and $10.0 billion as of December 31st for each of the years referenced in the chart. This peer group Return on Average Equity and Return on Assets data reflects such data at September 30th for each of the years referenced in the chart. Return on Average Equity is shown in the BHCPR as Net Income/Average Equity Capital.

Each executive has responsibility for one or more of our business units or divisions, and the Committee considers the overall success of the applicable business unit/division when it makes compensation decisions for that executive. Individual performance is assessed by considering the executive’s specific contributions to the attainment of the business plan of the Company business unit/division with which the executive works (if applicable), as well as the development of the executive’s leadership knowledge and skills. The Committee determined that each of the Named Executive Officers performed well against their personal development and performance expectations in 2022. The Committee believes that the total compensation provided to the Company’s Named Executive Officers is competitive, and that the Company’s compensation practices for fiscal 2022 were appropriate.
Hedging and Pledging
As described above under “Corporate Governance Matters – Corporate Governance Guidelines,” the Guidelines include a policy prohibiting Directors and executive officers, including the Named Executive Officers, from hedging the economic risk of their ownership of the Company’s equity securities or from pledging more than the lesser of (1) 1,000 shares and (2) 20% of the Company's equity securities beneficially owned by such person.

Consideration of Say-on-Pay Results
An advisory vote on executive compensation was held in 2022, and the shareholders adopted a resolution approving, on an advisory basis, the compensation paid to our Named Executive Officers by an affirmative vote of 78.9%. Because the vote was advisory, it was not binding upon the Board or Committee; however, the Committee values the input of our shareholders and took into account the outcome of the vote when considering 2022 executive compensation arrangements. At the Annual Meeting, shareholders are again being asked to approve, on an advisory basis, the compensation paid to our Named Executive Officers. See “Proposal No. 2 – Advisory Vote on Executive Compensation,” below.
Components of Compensation
The major components of the Company’s executive officer compensation are: (i) base salary, (ii) annual bonus, (iii) long-term, equity-based awards, and (iv) retirement and other benefits.
Base Salary. The Company’s base salary program is designed to recognize the roles and responsibilities of executive officers’ positions and their performance in those roles. The Committee annually reviews the salaries of the Company’s executives. When setting base salary levels for recommendation to the Independent Directors on the Board, the Committee considers (a) competitive market conditions for executive compensation, (b) the Company’s performance and (c) the individual’s performance. The Company’s performance is measured by the Company’s strategic and financial performance in the fiscal year, with particular emphasis on earnings per share growth and return on average shareholders’ equity for the year.
As part of its annual merit review process, the Committee typically considers base salary increases in the first quarter of the fiscal year with any increases becoming effective in May. Following an analysis of the factors described in the preceding paragraph, most of the Company’s executives received salary increases including all of the Named Executive Officers. Mr. Romaine’s annual salary was increased to $800,000 representing an increase of 4.99%. Messrs. Fetsko, Boyce, McKenna, and Hartz received annual salary increases to $468,500 (+4.81%), $374,000 (+4.76%), $419,000 (+4.75%), and $359,000 (+4.36%) respectively.
In addition, Mr. McKenna received an additional increase to $461,000 (10%) on January 1, 2023 to reflect his appointment to President of Tompkins Community Bank.
Annual Bonus. The Company chooses to pay annual cash bonuses in order to motivate executives to work effectively to achieve the Company’s financial and strategic performance objectives and to reward them for such achievement. For 2022, the Committee set a target bonus as a percentage of base salary for each NEO based its review of benchmark data contained in the executive compensation study performed by Pearl Meyer in 2021.
The Committee determined the annual bonus amounts for each of our executives (including our Named Executive Officers) based on its assessment of corporate, business unit, and individual performance during the year. In assessing corporate performance, the Committee considered the performance factors measured both internally and against the peer group. These performance factors include both quantitative results, as well as qualitative achievements over the course of the fiscal year. The Committee measures personal performance against achievement of goals based on the advancement of the strategic plan, achievement of specific business objectives, and personal development.
The target annual bonus and weightings for corporate, business unit, and individual performance for each NEO is set forth below:
Name	Target Bonus (as % of Base Salary)	% Bonus Based On:
		Corporate Performance	Business Unit Performance	Individual Performance
Stephen S. Romaine	50%	80%	—	20%
Francis M. Fetsko	40%	50%	30%	20%
John M. McKenna	40%	50%	30%	20%
David S. Boyce	35%	50%	30%	20%
Gregory J. Hartz	35%	50%	30%	20%

In February 2023, bonus awards were paid to several executives of the Company, including all of the Named Executive Officers, based on 2022 performance. Strong corporate performance was evident in the following 2022 results:
•
Return on Average Equity was 13.25%, which exceeded the then most recently available peer averages for banks in our size range ($3B-$10B in assets). As of September 30, our FRB peers reported ROAE of 12.17% and our ROAE ranked better than 63% of banks in our peer group;

•	Tompkins ROAE of 13.25% also exceeded 2021 ROAE 12.32%;
•
The Company also undertook a significant change to our business model in 2022 which included combining our four bank charters in to a single bank charter. This initiative included a system conversion for three of our four banks, which was completed successfully, on time, and with minimal customer impact;

•	Total shareholder return exceeded that of the KBW Regional Banking Index and our proxy peer group median for the year ended December 31, 2022.
The following Bonus amounts were paid in February 2023 for performance in 2022:
Name	Target Bonus (as % of Base Salary)	Actual Bonus Paid (as % of Base Salary	Actual Bonus Paid
Stephen S. Romaine	50%	50.0%	$400,000
Francis M. Fetsko	40%	39.4%	$184,600
John M. McKenna	40%	39.0%	$179,800
David S. Boyce	35%	34.3%	$128,300
Gregory J. Hartz	35%	34.1%	$122,500
Mr. Romaine’s bonus was based upon the effectiveness of his leadership, the number of important accomplishments of the Company during 2022, and the other performance factors described above. The Committee considered the WNY Bank performance for Mr. McKenna and the CNY Bank performance for Mr. Hartz in assessing the Business Unit portion of their respective bonus paid, including achievement of plan results for loan originations, loans outstanding growth and credit quality. Similarly, performance of Tompkins Insurance Agency, including new business and retention, was considered in determining the Business Unit portion of Mr. Boyce’s bonus. In assessing the results of Mr. Fetsko’s Shared Services Business Unit, the Committee considered the aforementioned business model change which occurred under his leadership as well as achievement of business unit’s strategic objectives. The Committee determined that our executives, including our Named Executive Officers, provided outstanding leadership and stability to the Company during 2022 in responding to the continued economic impact of the COVID-19 pandemic and other challenging market conditions. The Committee noted the executives were not influenced by short term profit decisions but instead remained focused on the Company’s core values, including our commitment to long term sustainable growth. This commitment to long term sustainable growth is evident in corporate results such as:
•	Over the past 5 years, an average return on equity that has ranked in the top third of banks in our FRB peer group;
•	Earnings have increased at a Compound Annual Growth Rate of 5.6% over the five years ended December 31, 2022;
•	Annualized total shareholder returns of 10.05% for the ten years ended December 31, 2022, which were generally in line with the KBR Regional Banking Index (10.36%) and our proxy peer median (10.28%).
Long-Term, Equity-Based Awards. The Company chooses to award equity-based compensation because such grants (1) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (2) give executives a significant, long-term interest in the Company’s success and (3) help retain key executives in a competitive market for executive talent. While the Committee recognizes that the executives of the Company can exert very little influence on short-term fluctuations in stock price, the Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Equity awards are granted based on the performance of the individual executive and their anticipated contribution to the achievement of the Company’s strategic goals and objectives. The Committee generally considers awards every 12 months. Time-based awards typically vest over a five (5) year period, and the Committee has historically referenced a three (3) year performance period for performance-based grants.

The Committee considered market data as well as Company and individual performance objectives when determining the structure of long-term, equity-based awards for 2022. In determining how to structure the 2022 equity awards, the Committee considered information and recommendations provided by AON with respect to performance-based awards for a number of executives including the Named Executive Officers. The value of awards to our Named Executive Officers helps to ensure that their compensation levels remain competitive with the levels observed in the Pearl Meyer executive compensation study.
In November 2022, a number of executives received long-term equity-based awards, including the Named Executive Officers, who each received equity awards with performance-based and time-based vesting, which promote executive retention and focus on achieving long-term relative performance goals that create shareholder value and are earned only if the specified financial goal is achieved at the end of the performance period. The number and type of awards granted to each Named Executive Officer is set forth below.
The Committee granted performance-based awards in the form of restricted stock units (“RSUs”). These RSUs will vest in shares of the Company’s common stock subject to the Company’s achievement of performance goals over the period beginning on January 1, 2023 and ending on December 31, 2025 (the “performance period”). The shares of common stock underlying the RSUs will vest at the target level if the Company achieves return on average shareholders’ equity at or above the 50th percentile as compared to the Company’s FRB Peer Group. The shares of common stock underlying the RSUs will vest at the maximum level if the Company achieves return on average shareholders’ equity is at or above the 75th percentile as compared to the FRB Peer Group and the Company achieves a 10% Average Increase in Core Earnings Per Share during the performance period. Core Earnings Per Shares means net income attributable to Tompkins Financial Corporation before extraordinary items, and less net gain or loss on the sale of securities and nonrecurring items, expressed on a diluted per share basis.
Name	Target Award (in RSUs)	Maximum Award (in RSUs)
Stephen S. Romaine	3,095	5,261
Francis M. Fetsko	730	1,168
John M. McKenna	730	1,168
David S. Boyce	730	1,168
Gregory J. Hartz	730	1,095
If one of our NEOs meets certain eligibility requirements and retires prior to the expiration of the performance period, the NEO will remain eligible to receive the shares covered by his award so long as the performance goal is attained, subject to the NEO’s compliance with a three-year non-competition agreement.
The time-based awards were in the form of restricted stock and are subject to a 5-year vesting schedule. This schedule provides for zero percent vesting in year one and 25% vesting in years two through five. The Committee granted these awards to promote executive retention and alignment with shareholders.
In addition, the Committee granted Mr. Fetsko an award of 2,615 shares of restricted stock that will vest based on performance and time-based conditions. This additional award promotes further retention and recognizes Mr. Fetsko’s contribution to the Company. This award of restricted stock will vest on the fourth anniversary of the grant date, provided that the Company achieves return on average shareholders’ equity at or above the 50th percentile as compared to the Company’s FRB Peer Group at the end of the performance period beginning on January 1, 2023 and ending on December 31, 2025.
More information about the terms and conditions of these grants is available in the “Grants of Plan-Based Awards” table and related narrative.
Retirement and Other Benefits
Retirement Plans. The Company maintains several retirement programs that are designed to assist Company employees with their long-term retirement planning. Substantially all Company employees, including the Named Executive Officers, are eligible to participate in the Tompkins Financial Corporation 401(k) Plan (the “401(k) Plan) and the Employee Stock Ownership Plan (the “ESOP”). The Committee believes that, in addition to providing retirement income, these plans have the added benefit of linking compensation to the Company’s stock performance. The Company also maintains defined contribution and defined benefit pension plans. For a more detailed discussion of the profit-sharing component pursuant to our 401(k) Plan, and other deferred compensation and retirement plans, please see “Qualified Plans and Profit Sharing,” below.

Named Executive Officers may also participate in a non-qualified deferred compensation plan, and all of our Named Executive Officers are parties to Supplemental Executive Retirement Plan (“SERP”) Agreements with the Company. These plans provide retirement income that may be limited in the qualified plans due to IRS limitations or are intended to provide additional retirement benefits. The Committee believes that the plans and the level of benefits that are provided are appropriate to promote retention and to recognize and reward long-term service to the Company.
For more information regarding these plans, please refer to the narrative accompanying the “Pension Benefit” and “2022 Non-Qualified Deferred Compensation” tables on pages 34 and 40, respectively, in this Proxy Statement. Information regarding SERP benefits is explained under “Potential Payments upon Termination or Change in Control.”
Life Insurance Benefits. As a part of its comprehensive and competitive approach to compensation, the Company provides life insurance benefits to certain officers of the Company, including all of the Named Executive Officers. For Messrs. Romaine, Fetsko, Boyce and Hartz the Company has entered into life insurance contracts. These insurance contracts are carried at cash surrender value on the Company’s consolidated statements of financial condition. Increases in the cash surrender value of the insurance are reflected as noninterest income, and the related mortality expense is recognized as other employee benefits expense, in the Company’s consolidated statements of income. The value of premiums paid with respect to such life insurance on behalf of the Named Executive Officers is included as “All Other Compensation” in the Summary Compensation Table. The split dollar agreements for Messrs. Romaine, Fetsko and Boyce establish a minimum death benefit payable to each executive under his plan and a maximum payment equal to the lesser of (a) four times the executive’s Base Annual Salary (as defined in the Plan), or (b) the death benefit or benefits available under the Policy or Policies (as defined in the Plan) maintained as of the date of such executive’s death. The Death Benefit Only agreement for Mr. Hartz provides a benefit of four times his Base Annual Salary (as defined in the Plan). Mr. McKenna is entitled to a Group Term Life benefit of two times his Base Annual Salary.
Post-Retirement Life Insurance. The Company offers post-retirement life insurance coverage to all of the Named Executive Officers. This insurance includes split dollar agreements for Messrs. Romaine, Fetsko and Boyce, a Death Benefit Only agreement for Mr. Hartz, and a group-term benefit for Mr. McKenna.
Perquisites. Perquisites for the Named Executive Officers are limited to personal use of a Company-owned vehicle. The Committee believes that this limited benefit assists the Named Executive Officers in the performance of their duties by providing convenience in light of the significant demands on our Named Executive Officers’ time, including frequent car travel on business.
Termination of Employment and Change-in-Control Arrangements. The Company does not have employment contracts with the Named Executive Officers and does not maintain a severance plan that covers the Named Executive Officers. However, the Company is obligated to provide certain payments to the Named Executive Officers upon termination as part of their SERPs. In addition, under the Company’s equity incentive plans, outstanding unvested equity awards may fully vest if a Named Executive Officer is terminated in connection with a change of control of the Company. SERP payments, accelerated vesting of equity awards and other benefits due upon termination are explained under the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement. In the change-in-control context, these payments/benefits are subject to a “double trigger” as described in greater detail under that section as well.
Long-Term Disability Benefits. As a part of its comprehensive and competitive approach to compensation, all Named Executive Officers participate in the Group Long-Term Disability Plan. In addition, Executive Individual Disability Insurance was written in 2021 to provide additional income that is more in line with the Executives Total Compensation in the event an Executive becomes disabled. Total annual Disability benefits are shown in the chart on page 39.
Compensation Forfeiture & Recovery
The Board has adopted a clawback policy which provides the Company with the right to recover certain compensation paid to our executive officers. The rights provided by this policy are in addition to any other remedies available to the Company under applicable law, policy or agreement, including without limitation those rights described under Section 304 of the Sarbanes Oxley Act. If the Audit/Examining Committee determines that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of a covered executive’s misconduct, with any financial reporting requirement under the securities laws, the Compensation Committee may, in its discretion, require such covered executive to reimburse the Company for all or any portion of (1) any bonus or other incentive-based or equity-based compensation received by such covered executive during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requiring an accounting restatement, and (2) any profits realized from the sale of securities of the Company during that 12-month period. A covered executive shall be deemed to have committed “misconduct” if he: (A) engages in fraud or willful misconduct; (B) is or becomes actually aware of fraud or willful misconduct but fails to immediately report same to the Audit/Examining Committee; or (C) knowingly fails to prevent fraud or willful misconduct. All of our Named Executive Officers are covered executives under this clawback policy.
In addition, the 2019 Equity Incentive Plan also allows the Compensation Committee to specify in any award agreement with our executives (including our Named Executive Officers) that the executive’s rights under an award are subject to alteration or reduction upon the occurrence of certain events, including, but not limited to, a breach of restrictive covenants or conduct that is detrimental to the business or reputation of the Company.
In October 2022, the SEC released final rules regarding requirements for clawback policies, and the NYSE filed proposed listing standards that incorporate these clawback rules in February 2023. Our Compensation Committee will review the listing standards when they are finalized, and will modify our clawback policy as necessary to comply with these requirements.
Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the management of the Company. Based on the Compensation Committee’s review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s 2022 Annual Report on Form 10-K.
Members of the Compensation Committee:
Craig Yunker, Chair
Patricia A. Johnson
Thomas R. Rochon
Alfred J. Weber
Jennifer J. Tegan
Compensation Committee Interlocks and Insider Participation
The members of the Company’s Compensation Committee are identified above under “Compensation Committee Report.” No member of the Compensation Committee was during fiscal 2022 or before an officer or employee of the Company or any of the Company’s subsidiaries, or had any relationship requiring disclosure under “Transactions with Related Persons” in this Proxy Statement. During 2022, no executive officer of the Company served on the board of directors or compensation committee of any other entity, one of whose executive officers served as a member of the Company’s Board of Directors or the Compensation Committee.

2022 Summary Compensation Table
The following table sets forth information concerning the total compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly-compensated executive officers of the Company in the fiscal year ended December 31, 2022. These five officers are referred to as the “Named Executive Officers” in this Proxy Statement.
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Stephen S. Romaine President & CEO of Tompkins Financial Corporation	2022	786,846	400,000	504,361	—	—	—	75,269	1,766,476
	2021	774,769	350,520	486,186	—	—	495,202	74,036	2,180,714
	2020	719,000	316,400	430,123	—	—	1,805,177	62,239	3,332,939

Francis M. Fetsko Executive Vice President COO & CFO of the Company	2022	461,058	184,600	332,031	—	—	—	54,894	1,032,583
	2021	455,500	167,200	319,506	—	—	117,846	50,992	1,111,044
	2020	424,400	152,800	311,490	—	—	776,642	44,104	1,709,436

John M. McKenna President of Tompkins Community Bank & Tompkins Western NY	2022	411,558	179,800	118,961	—	—	—	72,388	782,707
	2021	349,231	118,000	114,199	—	—	42,791	66,061	690,282
	2020	304,500	92,700	111,337	—	—	131,558	56,845	696,940

David S. Boyce President & CEO of Tompkins Insurance Agencies	2022	368,115	128,300	118,961	—	—	—	45,514	660,890
	2021	363,385	117,500	114,199	—	—	—	44,364	639,448
	2020	337,900	102,900	111,337	—	—	576,770	36,836	1,165,743

Gregory J. Hartz President of Tompkins Central New York	2022	353,808	122,500	118,961	—	—	—	72,025	667,294
(1)	The increased salary amounts included in the table for 2022 reflect merit increases awarded in May 2022.
(2)
These amounts represent cash bonus awards. Of these amounts, Messrs. Fetsko and Boyce deferred 15% and 25% respectively, under the Tompkins Financial Corporation Deferred Compensation Plan for Selected Officers.

(3)
Reflects the fair value of the awards at the grant date, in accordance with FASB ASC Topic 718 for financial statement reporting purposes, excluding the effect of estimated forfeitures. For the performance-based restricted stock awards granted in 2022, the fair value at the grant date is based upon the probable outcome of the performance conditions of the awards. If the maximum performance conditions are achieved for the RSUs granted during 2022, the grant date fair value would be $680,847 for Mr. Romaine, $367,719 for Mr. Fetsko, $154,649 for Mr. McKenna, $154,649 for Mr. Boyce, and $148,701 for Mr. Hartz. For additional information as to the assumptions made in valuation, see Note 12 to the consolidated financial statements filed with the SEC in the Company’s 2022 Annual Report on Form 10-K. Amounts shown in the table do not necessarily correspond to the actual value that may be recognized by the Named Executive Officers.

(4)
This column reflects: 1) changes in pension value under the Tompkins Financial Corporation Retirement Plan (“Pension Plan”), 2) changes in pension value under the executive’s SERP, and 3) changes in pension value under the DB SERP (defined below) for Messrs. Romaine, Boyce and Fetsko, as discussed below under “Retirement Plans.” The amounts included in this column do not represent current cash benefits payable to the Named Executive Officers or the annual cost of these benefits. Rather, these amounts represent the difference between the actuarial present value of each Named Executive Officer’s accrued benefit under the Pension Plan and/or the SERP(s) at December 31st of the applicable year and at December 31st of the preceding year, using the actuarial assumptions in effect at these respective dates. These amounts may experience significant increases/decreases from year to year due to changes in discount rates and/or mortality tables used to determine present value. The following assumptions were used by the Company’s retirement plan actuaries to calculate the Change in Pension Value from year-end 2021 to year-end 2022.

Discount Rate: Pension plan(s) 4.95% at 12/31/2022, 2.63% at 12/31/2021; SERP(s): 4.98% at 12/31/2022, 2.71% at 12/31/2021.
Mortality: The mortality assumptions reflect the Society of Actuaries’ most recently published tables of private sector pension plan rates.
The aggregate change in actuarial present value of accumulated benefits for the Named Executive Officers were negative due to the significant increase in the discount rate from 12/31/2021 to 12/31/2022. However, applicable SEC rules do not permit us to disclose a negative number in the column. The actual decreases in actuarial present values were as follows: Mr. Romaine: $ (1,892,486); Mr. Fetsko: $ (1,015,505); Mr. McKenna: $ (76,012),145; Mr. Boyce: $ (940,078); and Mr. Hartz: $ (582,794).
In 2020, the aggregate change in actuarial present value of accumulated benefits for some of our Named Executive Officers was inflated due to the significant decrease in the discount rate from 12/31/2019 to 12/31/2020.

This column also includes above-market interest on nonqualified deferred compensation paid in 2022 as follows: Mr. Fetsko: $ 4,059; Mr. McKenna: $ 353; Mr. Boyce: $ 4,739; and Mr. Hartz: $3,064.
(5)
The amount in this column includes: employer matching contributions pursuant to the 401(k) Plan and amounts paid pursuant to profit sharing and supplemental profit sharing as explained in the “Qualified Savings Plans and Profit Sharing” section on page 32; a contribution to the DC SERP (defined below), for Messrs. McKenna and Hartz; the dollar value of the applicable life insurance premiums paid on the Named Executive Officers’ behalf by the Company; perquisites and other personal benefits or property; and interest income on non-qualified deferred compensation.

For Mr. Romaine the amounts were as follows: Company profit sharing contributions to the ESOP, $10,675; Company cash profit sharing, $10,675; supplemental profit sharing $33,729; Company match on salary deferral to the 401(k) Plan, $12,200; dollar value of life insurance premiums, $7,736; personal use of Company-owned vehicle, $254.
For Mr. Fetsko the amounts were as follows: Company profit sharing contributions to the ESOP, $10,675; Company cash profit sharing, $10,675; supplemental profit sharing, $10,924; Company match on salary deferral to the 401(k) Plan, $12,200; dollar value of life insurance premiums, $6,676; personal use of Company-owned vehicle, $3,744.
For Mr. McKenna the amounts were as follows: Company profit sharing contributions to the ESOP, $10,675; Company cash profit sharing, $10,675; supplemental profit sharing, $7,459; Company match on salary deferral to the 401(k) plan, $12,200; Company contributions to the 401(k) Plan, $17,625; Defined Contribution SERP Plan, $5,250; dollar value of life insurance premiums, $3,909; personal use of Company-owned vehicle, $4,595.
For Mr. Boyce the amounts were as follows: Company profit sharing contributions to the ESOP, $10,675; Company cash profit sharing, $10,675; supplemental profit sharing, $4,418; Company match on salary deferral to the 401(k) Plan, $11,937; dollar value of life insurance premiums, $6,041; personal use of Company-owned vehicle, $1,768.
For Mr. Hartz the amounts were as follows: Company profit sharing contributions to the ESOP, $10,675; Company cash profit sharing, $10,675; supplemental profit sharing, $3,417; Company match on salary deferral to the 401(k) Plan, $12,200; Company contributions to the 401(k) Plan, $17,625; Defined Contribution SERP Plan, $13,485; personal use of Company-owned vehicle, $3,948.
Long-Term Equity-Based Awards and Stock Grants
The Company maintains the 2019 Equity Incentive Plan as a vehicle to encourage the continued employment of key employees of the Company and its subsidiaries, and to align their interests with those of the Company’s shareholders by facilitating the employees’ ownership of a stock interest in Tompkins Financial Corporation. The Committee believes that an equity plan is in the best interests of the Company and its shareholders since it enhances the Company’s ability to continue to attract and retain qualified officers and other key employees. The Committee’s practice has been to grant awards to Named Executive Officers on an annual basis.
In November 2022, each of the Named Executive Officers received an award of restricted stock units with performance-based vesting, as described above under “Compensation Discussion and Analysis – Components of Compensation – Long-Term Equity-Based Awards.” Also in November 2022, each of the Named Executive Officers received an additional award of restricted stock with a 5-year vesting schedule. This schedule provides for zero percent vesting in year one and 25% vesting in years two through five.
Mr. Fetsko received an additional performance-based restricted stock award that has a time-based vesting component, with 100% vesting on the fourth anniversary of the grant date (provided that the performance goals specified in his award have been met).

Option/Equity Grants in Fiscal 2022
Grants of Plan-Based Awards
	Grant Date	Estimated future payouts under equity incentive plan awards (TARGET)	Estimated future payouts under equity incentive plan awards (MAX)	All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options	Exercise or base price of the option awards	Grant date fair value of stock and option awards(1)
		(#)	(#)	(#)	(#)	($/Sh)	($)
Stephen S. Romaine	Nov. 9, 2022	3,095	5,261		n/a	n/a	252,181
	Nov. 9, 2022			3,095			252,181

Francis M. Fetsko	Nov. 9, 2022	730	1,168		n/a	n/a	59,480
	Nov. 9, 2022			730			59,480
	Nov. 9, 2022	2,615					213,070

John M. McKenna	Nov. 9, 2022	730	1,168		n/a	n/a	59,480
	Nov. 9, 2022			730			59,480

David S. Boyce	Nov. 9, 2022	730	1,168		n/a	n/a	59,480
	Nov. 9, 2022			730			59,480

Gregory J. Hartz	Nov. 9, 2022	730	1,095		n/a	n/a	59,480
	Nov. 9, 2022			730			59,480
(1)
The 2019 Equity Incentive Plan allows awards at the discretion of the Committee. Stock awards for the November 9, 2022 grant are valued at the closing market price for our common stock on the NYSE American on November 9, 2022 of $81.48.

Outstanding Equity Awards of Named Executive Officers
The following table shows the aggregate number of unexercised options, stock appreciation rights, and unvested restricted stock awards outstanding as of December 31, 2022 for each of the Named Executive Officers.
2022 Outstanding Equity Awards at Fiscal Year-End
		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Stephen S. Romaine	11/09/2022						3,095	240,110	3,095	240,110
	11/09/2021						2,895	224,594	2,895	224,594
	11/09/2020						2,542	197,208	3,390	262,996
	11/12/2019						1,205	93,484	2,410	186,968
	11/09/2018						1,282	99,458
	11/09/2016	1,734	—		76.90	11/09/2026	—	—
Total		1,734	—				11,019	854,854	11,790	914,668
Francis M. Fetsko	11/09/2022						730	56,633	3,345	259,505
	11/09/2021						1,360	105,509	2,445	189,683
	11/09/2020						1,316	102,095	3,155	244,765
	11/12/2019						625	48,488	2,240	173,779
	11/09/2018						359	27,851
	02/06/2018						47	3,646
	11/09/2016	802			76.90	11/09/2026
Total		802	—				4,437	344,222	11,185	867,732
John M. McKenna	11/09/2022						730	56,633	730	56,633
	11/09/2021						1,360	105,509
	11/09/2020						1,316	102,095
	11/12/2019						625	48,488
	11/09/2018						359	27,851
	11/09/2016	802	—		76.90	11/09/2026	—	—
	11/04/2015	2,235			56.29	11/04/2025	—	—
	11/21/2014	3,475	—		49.22	11/21/2024	—	—
Total		6,512	—				4,390	340,576	730	56,633
David S. Boyce	11/09/2022						730	56,633	730	56,633
	11/09/2021						1,360	102,095
	11/09/2020						1,316	48,488
	11/12/2019						625	27,851
	11/09/2018						359	—
	11/09/2017						—	—
	11/09/2016	802	—		76.90	11/09/2026
Total		802	—				4,390	340,576	730	56,633
Gregory J. Hartz	11/09/2022						730	56,633	730	56,633
	11/09/2021						1,360	105,509
	11/09/2020						1,316	102,095
	11/12/2019						625	48,488
	11/09/2018						359	27,851
	11/09/2017							—
	11/09/2016	601			76.90	11/09/2026
	11/04/2015	716			56.29	11/04/2025	214	16,602
	11/21/2014	522			49.22	11/21/2024
Total		1,839	—				4,390	340,576	730	56,633
(1)	Options/SARs reported in this column are vested and currently exercisable.
(2)
Restricted stock awards reported in the table that were granted in 2018, 2019, 2020, 2021, and 2022 have a five-year vesting schedule with zero percent vesting in year one and 25% vesting in years two through five.

(3)	Market value for shares of restricted stock that have not vested is calculated using the closing sales price of our common stock on the NYSE American on December 31, 2022 of $77.58.

Options Exercised and Stock Vested During Fiscal 2022
The following table sets forth information concerning the exercise of options and vesting of shares of restricted stock for each Named Executive Officer during fiscal 2022 and the value realized upon exercise or vesting.
2022 Option Exercises and Stock Vested
	Option Awards(1)		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting	Value Realized on Vesting(3)
	(#)	($)	(#)	($)
Stephen S. Romaine	8,014	677,120	4,351	355,448
Francis M. Fetsko	318	26,376	1,701	138,952
John M. McKenna	362	29,375	1,653	135,109
David S. Boyce	457	38,602	1,653	135,109
Gregory J. Hartz	—	—	1,653	135,109
(1)	Includes Stock Settled Appreciation Rights (SSARs)
(2)	Equal to the difference between the market price of our common stock on the NYSE American at exercise and the exercise price for such equity awards.
(3)	Equal to the market price of our common stock on the NYSE American at vesting multiplied by the number of shares that vested.
Qualified Savings Plans and Profit Sharing
The Company maintains a 401(k) Plan that covers substantially all of the employees of the Company and its subsidiaries. The 401(k) Plan is a profit-sharing plan with a salary deferral arrangement meeting the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended. Pursuant to the 401(k) Plan, an employee may defer a portion of the employee’s base pay, within limits specified in the 401(k) Plan. The 401(k) Plan further provides that the Company will match 100% of an employee’s contribution up to 3% of the employee’s base pay, and will match 50% of an employee’s additional contribution to the 401(k) Plan that is greater than 3%, but not more than 5%, of the employee’s base pay.
In addition, the 401(k) Plan has a profit-sharing component. Profit-sharing contributions are discretionary contributions determined by the Company’s Board of Directors. A component of these contributions may be paid in cash; however, the 401(k) Plan allows employees to elect to defer all or a portion of their profit-sharing cash component (which deferral is not eligible for matching by the Company). The profit-sharing cash component amounts for the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table, above, and described in Note 5 to that table.
The Company also maintains an ESOP which covers substantially all employees of the Company. The purpose of the ESOP is to permit the Company to make discretionary profit-sharing contributions to employees in the form of shares of common stock of the Company in order to facilitate stock ownership by employees. Contributions are determined by the Company’s Board of Directors and are limited to a maximum amount as stipulated in the ESOP.
Eligible compensation used to determine profit sharing contributions is limited to the annual IRS mandated compensation limit ($305,000 for 2022). However, the Company provides a “supplemental profit sharing” amount, paid as current cash compensation, to Named Executive Officers which represents the profit sharing attributable to eligible compensation in excess of the IRS mandated compensation limit under Section 415 of the United States Internal Revenue Code, which limits the total contributions which can be deferred in a qualified plan in a given plan year (the “Code Section 415 Limit”).
Profit sharing and supplemental profit-sharing amounts accrued for the accounts of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table, above, and described in Note (5) to that table.
Retirement Plans
The Company has a defined benefit pension plan, called the Tompkins Financial Corporation Retirement Plan (the “Pension Plan”), which covers substantially all employees of the Company and its subsidiaries who were employed prior to January 1, 2010. The Pension Plan does not require or allow employee contributions. The assets of the Pension Plan are held in a separate trust and administered by the Qualified Plans Investment Review Committee of the Board. Messrs. Romaine, Fetsko, Boyce, McKenna and Hartz are all participants in the Pension Plan.
On January 1, 2010, in order to more effectively control the volatility of plan expense, the Company closed the Pension Plan to new employees and adopted the Tompkins Financial Corporation Defined Contribution Retirement Plan (the “2010 Contribution Plan”). Under the 2010 Contribution Plan, the Company provides contributions to accounts maintained for participating employees based on age and length of service.
On July 31, 2015, the Pension Plan was frozen, and active participants in this plan ceased to earn an accrued benefit after this date (the “Pension Plan Freeze”). As a replacement plan for these individuals, the Company adopted the Tompkins Financial Corporation 2015 Defined Contribution Retirement Plan (the “2015 Contribution Plan”) effective August 1, 2015. Under the 2015 Contribution Plan, the Company provides contributions to accounts maintained for participating employees based on age and length of service.
In December 2021, the 2010 Contribution Plan and the 2015 Contribution Plan were merged into the 401(k) Plan; however, this merger did not impact benefit levels.
In addition, the Company is a party to non-qualified supplemental retirement plans with certain of its executive officers, including each of the Named Executive Officers. The original Supplemental Executive Retirement Plans (the “Original SERPs”) entered into with Messrs. Romaine, Fetsko, Boyce and Hartz provided an annual retirement benefit equal to 75% of their final average earnings, less their benefit under the Pension Plan, less their social security benefit. Due to the Pension Freeze, Messrs. Romaine, Fetsko, Boyce and Hartz ceased receiving accruals under the Pension Plan and the SERP formula no longer worked as the parties originally intended. Accordingly, in 2016, a one-time choice was offered to Messrs. Romaine, Fetsko, Boyce and Hartz to either (a) discontinue participation in the 2015 Contribution Plan and begin participation in a new defined benefit SERP (the “DB SERP”), or (b) continue participation in the 2015 Contribution Plan and begin participation in a new defined contribution SERP (the “DC SERP”), into which the Company would make any contributions in excess of the Code Section 415 Limit. Messrs. Romaine, Fetsko and Boyce elected to permanently and irrevocably opt-out of the 2015 Contribution Plan and to enter into the DB SERP with the Company.
Mr. McKenna and Mr. Hartz participate in the 2015 Contribution Plan and are participants in the DC SERP.
In 2016 the Company entered into Amended and Restated Supplemental Executive Retirement Plans (the “Amended SERPs”) with each of the Named Executive Officers, and in November 2019, the Company entered into Amendment No. 1 to the SERP with Mr. Romaine (the “CEO SERP Amendment”). The amendments effected by the Amended SERPs and the CEO SERP Amendment are described in the narrative following the “Pension Benefits” table, below.

The following table provides information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes a tax-qualified defined benefit plan and a supplemental executive retirement plan, but it does not include defined contribution plans (whether tax-qualified or not).
Pension Benefits
Name	Plan Name		Number of Years of Credited Service(1)	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year
Stephen S. Romaine	Pension Plan		14.58	454,963	—
	Amended SERP		28.83	5,351,050	—
	DB SERP		7.42	$192,384	—
		Total		5,998,397	—

Francis M. Fetsko	Pension Plan		18.75	918,876	—
	Amended SERP		26.25	1,539,939	—
	DB SERP		7.42	$339,829	—
		Total		2,798,644	—

John M. McKenna	Pension Plan		6.25	136,771	—
	Amended SERP		8.00	$275,847	—
		Total		412,618	—

David S. Boyce	Pension Plan		14.25	372,407	—
	Amended SERP		34.00	1,338,464	—
	DB SERP		7.42	$219,627	—
		Total		1,930,498	—

Gregory J. Hartz	Pension Plan		12.92	429,491	—
	Amended SERP		20.42	$1,694,700	—
		Total		2,124,191	—
(1)
Pension Plan service represents service with Tompkins Financial Corporation. This service was frozen effective July 31, 2015 due to the Pension Plan Freeze. SERP service represents service with Tompkins Financial Corporation and subsidiaries, and any entities acquired by Tompkins Financial Corporation. DB SERP service represents service with Tompkins Financial Corporation following the Pension Plan freeze effective July 31, 2015.

The present value of accumulated benefits shown in the Pension Benefits table above is based on benefits accrued as of December 31, 2022. The amounts reflect the method and assumptions used in calculating our pension liability under U.S. GAAP as of that date, except that (1) each participant is assumed to commence benefits on his normal retirement date, and (2) there is no assumed mortality prior to the benefit commencement date. For additional information regarding assumptions used in calculating the value of participant benefits under the Pension Plan and the SERPs, see Note 11 to the consolidated financial statements included in the Company’s 2022 Annual Report on Form 10-K.
The Pension Plan provides a monthly benefit payable at retirement. This benefit is determined by the accumulation of credits which are earned as the participant works for the Company. The credits earned for each plan year are based on the sum of the participant’s age and years of service at the beginning of that plan year. When a participant terminates employment or retires, the credits earned for all plan years are summed and multiplied by the “Average Final Earnings” under the Plan, and the result is then converted into a monthly annuity. This type of plan is often referred to as a “pension equity plan.”
“Average Final Earnings” is the average of the participant’s compensation over the five consecutive plan years out of the last ten which produce the highest average. “Compensation” generally consists of total W-2 earnings, less incentive bonuses, fringe benefits and compensation from stock option exercises, except in the case of Mr. Romaine, where, pursuant to the CEO SERP Amendment, for each year beginning with 2019, compensation will include 50% of any annual cash bonus paid to him on or before December 31 of that year. A participant is eligible for an unreduced benefit upon the attainment of their “Normal Retirement Date,” which is generally the first day of the month following their 65th birthday.
A participant’s retirement benefit is fully vested upon the completion of three years of service. Participants are eligible for a reduced benefit upon retirement prior to age 65 if they have attained age 55 and have 10 years of credited service. All Named Executive Officers are currently eligible for early retirement benefits under the Pension Plan.
Benefits under the Pension Plan are not subject to any reduction for Social Security benefits or other offset amounts. Benefits may be paid in certain alternative forms having actuarial equivalent values.
In addition to the Pension Plan, each of the Named Executive Officers receives retirement benefits under one or more SERP agreements with the Company, as follows:
•
Amended SERPs. For each of the Named Executive Officers other than Mr. McKenna, the Amended SERP provides each executive with supplemental retirement income upon the attainment of age 65 with at least 10 years of service. Executives are eligible for a reduced early retirement benefit upon the attainment of age 55 with at least 10 years of service. The benefit is further reduced by 5% for each year the executive officer’s service, as defined in the agreement, is less than 20 years. Messrs. Romaine Fetsko, Boyce and Hartz are currently eligible for early retirement benefits under their Amended SERPs. The retirement benefit is payable monthly until the executive officer’s death and is subject to reduction depending upon the executive officer’s age as of the date of benefit commencement prior to age 65. The SERP benefit formula is 75% of the executive’s “Average Compensation,” minus the participant’s Pension Plan benefit had it not been frozen, minus his Social Security benefit. “Average Compensation” is the average of the executive officer’s five highest calendar years of base salary. For Mr. McKenna, the Amended SERP provides supplemental retirement income upon the attainment of age 65, with eligibility for early retirement as of January 1, 2025. Mr. McKenna’s SERP benefit formula is 18% of his “Average Compensation,” with no reduction for Pension Plan or Social Security benefits. “Average Compensation” is the average of his five highest calendar years of base salary.

•
DB SERPs. For Messrs. Romaine, Fetsko, and Boyce, the DB SERP provides a benefit that is equal to the benefit under the Pension Plan had it not been frozen in 2015, minus the frozen Pension Plan benefit. For Messrs. Romaine, Fetsko, and Boyce, there is also an additional offset for the partial year contribution the executives received under the 2015 Contribution Plan for the 2015 plan year. The DB SERP is essentially an unsecured promise by the Company to provide executives with the benefit that would have been provided in the Pension Plan had it not been frozen. Because the DB SERP is intended to replace the Pension Plan accruals that were lost when the Pension Plan was frozen, the DB SERP provisions mirror those in the Pension Plan. Messrs. Fetsko, and Boyce are currently eligible for early retirement benefits under their DB SERPs.

•
DC SERPs. For Messr. McKenna and Hartz, the DC SERP benefit is equal to the portion of the 2010 Contribution Plan and 2015 Contribution Plan benefit, respectively, that would bring the total of all contributions to Company sponsored qualified defined contribution plans in excess of the Code Section 415 Limit. The DC SERP benefit equals the sum of the benefits under the Contribution Plans, ESOP profit sharing, and 401(k) Plan contribution and Company match, minus the Code Section 415 Limit. The DC SERP is essentially an unsecured promise by the Company to provide the executive with any Contribution Plan contributions that are limited by the Code Section 415 Limit. Contributions to the DC SERP are accumulated in an unfunded, interest-bearing deferred compensation account (the “DC SERP Account”). The Executive may elect to receive the DC SERP balance at retirement in one lump sum payment or in five or ten annual payments. Upon death, the balance of the DC SERP Account will be payable as a lump sum to their beneficiary.

Potential Payments upon Termination or Change in Control
The following is a summary of the death, disability, severance and change of control benefits for each Named Executive Officer:
Amended SERP
•
Disability Benefits. The Amended SERP provides a two-tiered disability structure. If the executive is unable to engage in any substantial gainful activity and this is expected to last for a continuous period of at least 12 months, the executive will separate from service with the Company; their years-of-service will be frozen as of the date of the disability, and they will begin receiving their retirement benefit under the Amended SERP at their social security normal retirement age. If the executive is unable to perform the duties of their job and this is expected to last for a continuous period of at least six months, and the executive separates from service with the Company, their years-of-service will be frozen as of the date of the disability, and they will begin receiving their retirement benefit under the Amended SERP at the later to occur of their attaining age 55 (and in Mr. McKenna’s case, age 59) or termination of employment.

•
Change in Control Vesting. In the event of a change in control, each executive officer will be deemed to have completed 20 years of service (and in Mr. McKenna’s case, 16 years of service) and will be 100% vested in the benefit payable under the Amended SERP.

•
Change in Control Severance Benefits. If, within two (2) years following a change in control, the executive officer is terminated, other than for cause, or if the executive officer resigns with Good Reason (described in more detail below), the executive officer is entitled for a period of three years to (a) payment of their compensation in effect immediately prior to the change in control, but subject to reduction by 20% to 100% depending on their age at the time of their termination, (b) their bonus and profit sharing compensation, which will be the average of the executive officer’s bonus and profit sharing compensation earned for the two most recently completed fiscal years of the Company and (c) continuation of all welfare benefits that they were participating in immediately prior to the change in control. Under the Amended SERP, a change in control generally includes: (i) an acquisition of more than 50% of the Company’s stock; (ii) the replacement of a majority of the Company’s Board of Directors during any 12-month; or (iii) the acquisition of more than 70% of the Company’s assets.

•
Non-Change of Control Severance Benefits. In addition, the Amended SERP with Mr. Romaine provides that if his employment is terminated without cause (other than upon a change of control, death or disability), then he is entitled to (a) payment of his base salary in effect immediately prior to his termination of employment and (b) participation, at his option, in the Company’s welfare benefits. These severance benefits are payable to Mr. Romaine for a period of 12 months.

•
Retirement Benefits. The Amended SERP further provides that if the executive officer’s employment is involuntarily terminated (other than for cause) at any time, or, the executive officer voluntarily resigns after reaching age 55, or in Mr. McKenna’s case age 59, and completing 10 years of service, but prior to their designated retirement age in their Amended SERP, they will be entitled to payment of their retirement benefits on their designated retirement date, or, in the event of their death, their spouse will be entitled to payment of the death benefits described in the Amended SERP. If the executive officer voluntarily terminates their employment before age 55, or in Mr. McKenna’s case age 59, and completion of 10 years of service, other than because of death, disability or change of control, they will not be entitled to payment of any retirement benefits.

•
Death Benefits. If an executive has elected to receive a joint-and-survivor benefit, then, in the event of the executive’s death (i) after retirement, their spouse will be paid (monthly) 50% of the executive officer’s annual retirement benefit until the spouse’s death, and (ii) prior to retirement, their spouse will be paid (monthly) 50% of the vested portion of the executive officer’s annual retirement benefit until the spouse’s death, provided the spouse survives until the executive officer’s designated retirement age in the Amended SERP.

•
Definition of Good Reason. An executive officer will be deemed to have good reason to resign – and a resignation will be treated as an involuntary termination – in the event of (i) a material diminution in base compensation, authority, duties or responsibilities; (ii) a material change in job location; or (iii) a material breach by the Company or its successor of the Amended SERP or any other agreement between the Company and the executive.

•
Retirement Benefit Freeze & Plan Amendments. Under the Amended SERPs, the Committee may declare a Retirement Benefit Freeze and may amend, suspend or terminate the Amended SERPs at any time, so long as such action does not reduce a previously-accrued benefit. However, (a) a Retirement Benefit Freeze occurring before an executive officer is vested does not affect his ability to retain any benefit he had accrued through the date of the freeze, and (b) severance and change in control benefits are deemed accrued upon signing, and are not subject to amendment, suspension or termination without the executive’s consent, except as described above in connection with a Retirement Benefit Freeze.

•
Covenants. The Amended SERP requires that the executive officer sign a release in favor of the Company to avoid forfeiture of benefits and contain a mutual non-disparagement commitment between the Company and the executive officer. The Amended SERP confirms that the executive officer will forfeit all benefits thereunder if they are discharged for cause, or if, within two years following termination, they compete with the Company or solicits the Company’s customers or employees.

•	Cause. No benefits are payable under the Amended SERPs if the covered executive officer’s employment is terminated for cause, or if they compete with the Company.
2019 Equity Incentive Plan. Upon termination or a change in control of the Company, our Named Executive Officers are also entitled to certain rights with respect to their equity awards. As described below, these rights may include acceleration of vesting, or additional time periods in which to exercise a vested award. The fair market value of unvested equity awards at December 31, 2022 is included in the 2022 Outstanding Equity Awards at Fiscal Year End Table above.
If the Company experiences a change of control transaction (as defined in the 2019 Equity Incentive Plan), in which the Company is not the surviving corporation and the acquiror does not assume outstanding equity awards or substitute equivalent equity for our outstanding equity awards: (i) all outstanding equity awards will become immediately and fully exercisable (or fully vested and free of restrictions, in the case of awards restricted stock or RSUs); (ii) for performance-based restricted stock awards, all target payout opportunities will be deemed fully earned; and (iii) the Board or its designee may provide for a cash payment to be made in satisfaction of all outstanding equity awards upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change of control by our Company’s security holders. Further, the Committee may cancel any outstanding awards and pay the Participants of the cancelled awards in cash or stock, or any combination thereof, the value of such awards based upon the price per share of Common Stock received or to be received by the other shareholders in the Company in the change of control event. Regarding Options and Stock Appreciation Rights with an exercise price that equals or exceeds the price paid per share of Common Stock in connection with the change of control, the Committee may cancel those specific awards without payment of consideration therefor. If the Company is the surviving corporation in a change of control or the Company is not the surviving corporation but the surviving corporation assumes or substitutes equivalent equity awards for all outstanding equity awards, then all such awards or substitutes will remain outstanding under the provisions of the 2019 Equity Incentive Plan except, in the case of a performance-based share award, all such target payout opportunities under any such performance-based share award will be deemed fully attained, and all awards fully earned, on the date change in control transaction is effective. If a Participant is terminated by the surviving company without cause, or resigns with good reason, within 24 months following a change in control, all of such Participant’s outstanding awards will be immediately and full exercisable (or fully vested and free of restrictions, in the case of an award of restricted stock or RSUs), with all restrictions lifted, and target payout opportunities with respect to any performance-based share award deemed fully earned. The obligations of our Company under the 2019 Equity Incentive Plan are binding upon any successor corporation or organization as the result of any corporation reorganization or sale of all or substantially all of the Company’s assets.
Under the 2019 Equity Incentive Plan, unvested or unexercisable awards are forfeited or terminated upon an awardee’s termination of employment. If the Named Executive Officer’s employment is terminated for any reason other than death, disability, retirement or “cause,” they would have the right to exercise the vested portion of their unexercised awards for up to three months following their termination date, as long as the award period does not otherwise expire during such three-month period. Upon a termination for “cause,” any equity awards (whether or not exercisable) will terminate immediately, and any unvested restricted stock awards will be forfeited. Upon or in connection with a Named Executive Officer’s death, disability, or retirement, the Committee may, in its sole discretion, accelerate for such Named Executive Officer (i) the date on which any option or stock appreciation right may be exercised, (ii) the date of termination of the restrictions applicable to an award of restricted stock or RSUs, or (iii) the end of a performance restriction in the case of a performance-based share award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the participants in the 2019 Equity Incentive Plan. If a Named Executive Officer dies, any equity awards which are exercisable will continue to be exercisable at any time before the earlier of (i) one year following their death or (ii) the expiration date of the award. Similarly, if a Named Executive Officer’s termination is due to disability or retirement, their equity awards which are exercisable will continue to be exercisable at any time before the earlier of (i) one year following their termination of employment or (ii) the expiration date of the award.
The Committee has the authority to establish or amend the terms and conditions of each award, subject to certain limitations described in the 2019 Equity Incentive Plan. In 2016, the Committee authorized a program where the Committee, on a case-by-case basis, may agree, in its discretion, to amend existing award agreements with eligible retirees to accelerate vesting upon retirement, so long as (a) the Company does not exceed the Plan allowance of 5% of total Plan shares which may be awarded with less than a one-year vesting period, and (b) the retiree complies with certain restrictive covenants, including a non-solicitation covenant. Under this program, vesting of all outstanding equity awards granted to retirees who are selected for this program (which may include, but has not yet included, the Named Executive Officers) could be accelerated at the time the executive retires, with the accelerated award to pay out over the three years following the participant’s retirement. The following criteria must be met to be eligible for this accelerated vesting:
•
The participant must be in good standing with the Company at retirement and remain in good standing for the three-year period after retirement (including compliance with the applicable restrictive covenants);

•	The executive must be at least age 55 and have at least 10 years of service at retirement; and
•	The sum of age and years of service at retirement must equal or exceed 75.
This program may be altered or suspended by the Committee at any time, and the foregoing description is qualified entirely by reference to the specific terms and conditions of each award agreement, including any authorized amendments thereto.
The following table shows potential payments to the Named Executive Officers under their Amended SERPs in the event of an involuntary termination without cause or a voluntary termination for good reason within two years of a Change in Control.
Potential Payments Upon Change in Control as of December 31, 2022
	SERP Accumulated Annual Benefit prior to Change of Control	SERP Accumulated Annual Benefit after Change of Control	Increase in Benefit	Other Benefits: Payable each Year for 3 Years(1)
	($)	($)	($)	($)
Stephen S. Romaine	522,581	522,581	—	1,229,917
Francis M. Fetsko	148,573	148,573	—	676,480
John M. McKenna	29,689	59,378	29,689	594,528
David S. Boyce	147,004	147,004	—	522,503
Gregory J. Hartz	139,051	139,051	—	499,701
(1)
If terminated by the Company without cause, or duties or compensation of the Named Executive Officer are significantly reduced due to change in control, the Named Executive Officer receives for a period of three years continuation of compensation (base pay plus average of bonus and profit sharing compensation for last two years) as well as all current employee welfare benefits. Compensation is reduced by a factor of 20% to 100% dependent upon the Named Executive Officer’s age at the time of termination.

The table above shows the potential incremental value transfer to each Named Executive Officer under a change-in-control scenario as of December 31, 2022, the last business day of fiscal 2022. The actual amounts to be paid out can only be determined at the time of such Named Executive Officer’s separation from the Company following an actual change-in-control transaction.

Compensation Upon Other Termination Events as of December 31, 2022
	Stephen S. Romaine	Francis M. Fetsko	John M. McKenna	David S. Boyce	Gregory J. Hartz
	($)	($)	($)	($)	($)
Retirement(1)	—(1)	—(1)	—(1)	—(1)	—(1)
Voluntary Resignation(1)	—(1)	—(1)	—(1)	—(1)	—(1)
Termination Without Cause(2)	806,448	—(2)	—(2)	—(2)	—(2)
Termination for Cause(3)	—(3)	—(3)	—(3)	—(3)	—(3)
Death(4)	3,200,000	1,874,000	922,000	1,428,000	1,436,000
Disability(5)	480,000	360,000	322,200	275,940	281,520
(1)
Pension Plan Benefits would be available upon Retirement or Voluntary Resignation as of 12/31/2022. Messrs. Romaine, Fetsko, Boyce, and Hartz are the only Named Executive Officers eligible to receive a benefit under the Amended SERP as of 12/31/2022 upon Retirement or Voluntary Resignation. The actuarial present value of the benefits payable under the Pension Plan and Amended SERP are disclosed in the Pension Benefits Table.

(2)
Pension Plan Benefits would be available upon Termination Without Cause which, for purposes of this table, includes a termination with good reason as of 12/31/2022. For Mr. Romaine, the amount shown represents 12 months base salary plus the value of 12 months of welfare benefits. The actuarial present value of the benefits payable under the Pension Plan and Amended SERP are disclosed in the Pension Benefits Table.

(3)
This section shows amounts payable immediately upon Termination for Cause as of 12/31/2022 under the Pension Plan. No Amended SERP benefits are payable to the Named Executive Officers if they are Terminated for Cause. Pension Plan Benefits would be available upon Termination for Cause as of 12/31/2022. The actuarial present values of the benefits payable under the Pension Plan are disclosed in the Pension Benefits Table.

(4)
This section shows amounts payable immediately upon death as of 12/31/2022 under Bank Owned Life Insurance and/or Group Term Life Insurance and Death Benefit Obligation agreements. In addition to the amounts shown, the surviving spouse upon death would receive an annuity death benefit from the Pension Plan payable immediately and Supplemental Executive Retirement Plan payable as early as the date the executive would have attained retirement age as defined under the SERP. The actuarial present value of the benefits payable to the surviving spouse is less than half of the actuarial present values disclosed in the Pension Benefits table.

(5)
This section shows annual amounts payable upon disability as of 12/31/2022 under the Long-Term Disability Plan and Executive Individual Disability Insurance. Executive Individual Disability Insurance was written in 2022 to provide additional income that is more in line with Total Compensation in the event an Executive becomes Disabled.

Deferred Compensation Plan for Selected Officers
The Company maintains a nonqualified deferred compensation plan for a select group of officers, including the Named Executive Officers. This plan allows participating employees to defer receipt of all or a portion of bonuses, excess awards under the Company’s 401(k) plan, and profit-sharing payments otherwise payable to them until a future date. Amounts deferred under the deferred compensation plan on the part of the Named Executive Officers are included as “Bonus” or “All Other Compensation,” as applicable, in the Summary Compensation Table above.
The bonuses listed in the Summary Compensation Table are reported for the year in which they were earned. The payment for said bonuses (and the related deferral, if applicable) is made in the following year. If the Named Executive Officer elects to defer a bonus or profit-sharing payment, the amount credited to his account under the deferred compensation plan is the net amount after Social Security and Medicare are withheld.
Amounts deferred by participating officers are credited to a bookkeeping account maintained for each officer. Such amounts then accrue interest on a quarterly basis, at a rate equal to the higher of either the highest yielding Treasury constant maturity bond for that calendar year, as reported in the Federal Reserve Statistical Release, or the prime rate, as published in The Wall Street Journal on the first business day of that calendar year. During 2022, interest accrued under the deferred compensation plan at the prime rate, 3.25%. Earnings reported in the table below are not considered “above-market” or “preferential” under applicable SEC rules and therefore are not reported in the Summary Compensation Table.
At the time an officer elects to participate in the deferred compensation plan, they also select a deferral payment date, on which payments under the plan will commence. Payments will be either in a lump sum or in the number of annual installments specified by the officer at the time they select the deferral payment date. The deferral payment date must occur no earlier than the calendar year after the officer’s 60th birthday, and no later than the calendar year after the officer’s 65th birthday.
An officer may terminate their election to defer payments under the deferred compensation plan. Any such election is effective on the last day of the calendar year in which the election was made.

All payments under the deferred compensation plan are made in cash. Upon the death of a participant in the deferred compensation plan, any remaining balance in their account will be paid in a lump sum to their estate or designated beneficiaries. A participating officer may, under certain circumstances specified in the deferred compensation plan, be entitled to a hardship distribution of all or any portion of their account.
2022 Non-Qualified Deferred Compensation
	Plan Type	Executive Contributions in Last FY(5)	Registrant Contributions in Last FY(6)	Aggregate Earnings in Last FY	Aggregate withdrawals / Distributions	Aggregate Balance at Last FYE
		($)	($)	($)	($)	($)
Stephen S. Romaine	N/A	—	—	—	—	—
Francis M. Fetsko(1)	Deferred Compensation	28,123	—	12,007	—	380,875
John M. McKenna(2)	DC SERP	—	6,298	1,045	—	34,354
David S. Boyce(3)	Deferred Compensation	29,375	—	14,018	—	444,023
Gregory J. Hartz(4)	DC SERP	—	11,644	9,061	—	287,374
(1)
Mr. Fetsko has elected to defer 15% of his bonus and profit sharing payment, which is the amount included in the “Executive Contributions in the Last Fiscal Year.” The aggregate balance column includes deferrals since Mr. Fetsko’s election to participate in the plan in 2002.

(2)	Mr. McKenna’s DC SERP benefit is included in the “Registrant Contributions in Last Fiscal Year.” The aggregate balance includes his DC SERP benefit for 2022.
(3)
Mr. Boyce has elected to defer 25% of his bonus, which is the amount included in the “Executive Contributions in the Last Fiscal Year.” The aggregate balance includes deferrals since Mr. Boyce’s election to participate in the plan in 2003.

(4)	Mr. Hartz’s DC SERP benefit is included in the “Registrant Contributions in Last Fiscal Year.” The aggregate balance includes his DC SERP benefit for 2022.
(5)	All executive contributions shown in this column are included in the “Bonus” or “All Other Compensation” columns of the Summary Compensation Table, above.
(6)	All registrant contributions shown in this column are included in the “All Other Compensation” column of the Summary Compensation Table, above.
CEO Pay Ratio
We determined that the 2022 median annual total compensation of all of our employees (other than Mr. Romaine, our CEO) was $68,634. The 2022 annual total compensation of Mr. Romaine was $1,766,476; and the ratio of these amounts was 26:1.
As of December 31, 2020, the date we selected to identify our median employee, our total employee population consisted of 1,085 employees, all of whom work in the United States. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (CACM) equal to the method used to determine the 2020 total compensation as reported in the Summary Compensation Table on page 28. Further, we annualized pay for those full-time and part-time employees who were not employed for a full year in 2020. We have elected to use the same median employee that we identified in 2020 for the determination of 2022 pay ratio because there has not been a change to our employee population or compensation arrangements that would significantly impact this pay ratio disclosure.

Pay Versus Performance
We are required by SEC rules to disclose the following information regarding compensation paid to our Named Executive Officers (“NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnote (2) below sets forth the adjustments from the Total Compensation as reported in the Summary Compensation Table above.
The following table sets forth additional compensation information of our Chief Executive Officer (PEO) and our non-PEO NEOs along with total shareholder return, net income, and return on average equity for fiscal years 2020, 2021 and 2022:
Year	Summary Compensation Table (SCT) Total for PEO(1)	Compensation actually paid to PEO(1)(2)	Average SCT Total for non-PEO NEOs(1)	Average Compensation actually paid to non-PEO NEOs(1)(3)	Value of Initial Fixed $100 Investment based on:		Net income	Return on Average Equity
					TSR	Peer Group TSR(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$1,766,476	$1,634,057	$785,868	$757,815	$92.72	$98.38	85,030	13.25%
2021	$2,180,714	$1,977,968	$824,345	$904,843	$96.99	$118.61	89,264	12.32%
2020	$3,332,939	$1,052,179	$1,112,990	$565,006	$79.65	$87.24	77,588	11.09%

(1)
Mr. Romaine was our principal executive officer (PEO) in 2022, 2021, and 2020. The Named Executive Officers who were used in determining the compensation amounts for 2022, 2021 and 2020 above were as follows:

2022: Messrs. Fetsko, McKenna, Boyce, and Hartz
2021: Messrs. Fetsko, Gruber, McKenna and Boyce
2020: Messrs. Fetsko, Gruber, Boyce and Howard
(2)
To calculate Compensation Actually Paid for the PEO, the following adjustments were made to Summary Compensation Table total compensation, calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown:

	Adjustments to PEO Compensation
	2022	2021	2020
Summary Comp. Table Total	1,766,476	2,180,714	3,332,939
Minus Stock and Option Awards from Summary Comp. Table	504,361	486,186	430,123
Minus Aggregate Change in Actuarial Present Value of Benefit under Defined Benefit Plans	—	495,202	1,805,177
Plus Service Cost for Year (Actuarial Present Value of Benefit Attributable to Service for the Year)	—	—	—
Plus Prior Service Cost Due to Amendments During Year	—	—	—
Plus Year-End Equity Value of Unvested Awards Granted During Year	480,220	483,928	478,668
Plus Change in Value of Unvested Awards Granted in Prior Years	(99,714)	204,601	(323,872)
Plus Value of Awards Granted and Vested During Year	—	—	—
Plus Change in Value of Prior Years’ Awards Vested During Year	(8,564)	90,112	(200,256)
Minus Value of Performance-Based Awards Forfeited During Year	—	—	—
Compensation Actually Paid	1,634,057	1,977,968	1,052,179

(3)
To calculate average Compensation Actually Paid for the non-PEO NEOs, the following adjustments were made to Summary Compensation Table total compensation, calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown:

	Adjustments to non-PEO Compensation
	2022	2021	2020
Summary Comp. Table Total	785,868	824,345	1,112,990
Minus Stock and Option Awards from Summary Comp. Table	172,228	165,526	161,375
Minus Aggregate Change in Actuarial Present Value of Benefit under Defined Benefit Plans	—	81,704	422,791
Plus Service Cost for Year (Actuarial Present Value of Benefit Attributable to Service for the Year)	17,237	53,139	34,653
Plus Prior Service Cost Due to Amendments During Year	—	—	—
Plus Year-End Equity Value of Unvested Awards Granted During Year	163,985	164,757	179,589
Plus Change in Value of Unvested Awards Granted in Prior Years	(33,791)	73,551	(109,705)
Plus Value of Awards Granted and Vested During Year	—	—	—
Plus Change in Value of Prior Years’ Awards Vested During Year	(3,256)	36,281	(68,353)
Minus Value of Performance-Based Awards Forfeited During Year	—	—	—
Compensation Actually Paid	757,815	904,843	565,006

(4)	For purposes of this disclosure, the peer group is the S&P U.S. BMI Banks Index. Total shareholder return is based on an investment of $100 on December 31, 2019.

Relationship Between Compensation Actually Paid and 2022 Performance Measures
The most important performance metrics used to link compensation actually paid to the NEOs for 2022 to company performance were:
1.	ROAE as ranked in Federal Reserve Board’s BHCPR Peer Group Avg report
2.	Net income
3.	EPS (diluted)
4.	ROA as ranked in Federal Reserve Board’s BHCPR Peer Group Avg report
5.	Total Shareholder Return as compared to the KBW Regional Banking Index

The following charts illustrate the relationship between compensation actually paid to the NEOs for 2020, 2021, and 2022, and each of the financial metrics stated therein.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on a non-binding, advisory basis, the compensation paid to our Named Executive Officers (NEOs) as described in this Proxy Statement in accordance with the SEC’s rules. This Proposal is commonly known as “Say on Pay.” Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Meeting:
“RESOLVED, that the compensation paid to Tompkins Financial Corporation’s Named Executive Officers (NEOs), as disclosed pursuant to the compensation disclosure rules of the Securities Exchange Commission in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables, and narrative discussion) is hereby APPROVED.”
As discussed in the “Compensation Discussion and Analysis,” we believe that our executive compensation program is effective and appropriate, and that the 2022 compensation packages for our executive officers are reasonable and strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver desired financial and strategic results, with a focus on long-term value creation rather than short-term, market-driven measures. We provide performance equity grants for certain of our named executive officers, which will vest based on the specific performance goals described in this Proxy Statement on page 22. Through time-based equity grants with a five-year vesting period, we also align the interests of our executives with our shareholders and the long-term goals of the Company. The Board and the Committee maintain full oversight over the variable components of our compensation program; this practice reduces the executive’s incentive to take risks which are misaligned with the Board-approved risk appetite and long-term strategic goals. We believe that the fiscal year 2022 compensation of our NEOs was appropriate and aligned with Company results, and that it will facilitate the Company’s growth in future years.
Because your vote is advisory, it will not be binding upon the Company, the Board of Directors, or the Compensation Committee. However, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation decisions as it deems appropriate.
Following the 2017 Annual Meeting of Shareholders, the Board of Directors determined to hold a Say on Pay vote every year until the next vote on the frequency of Say on Pay votes. As discussed below under Proposal No. 3, we are again providing the shareholders with the opportunity to cast an advisory vote on the frequency of the Say on Pay vote at the Annual Meeting. The Board of Directors will consider the outcome of Proposal No. 3 in determining when the next Say on Pay vote will be held.
Vote Required and Recommendation
Shareholders may vote “for,” “against,” or “abstain” on Proposal No. 2. The affirmative vote of a majority of the votes cast on the Proposal is required for approval of this Proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal.
The Board of Directors unanimously recommends a vote “FOR” approval of the compensation paid to our Named Executive Officers (NEOs) as described in this proxy statement. Shares of common stock covered by executed proxies received by the Board of Directors will be voted “FOR” Proposal No. 2, unless the shareholder specifies a different choice.

PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
As described in Proposal No. 2 above, the Company’s shareholders have the opportunity to cast an advisory vote to approve the compensation paid to the Company’s Named Executive Officers. In accordance with Section 14A of the Exchange Act and Rule 14a-21(b), we are asking our shareholders to indicate whether future advisory votes to approve the compensation paid to our named executive officers should be held every year, every two years, or every three years.
After careful consideration, the Board of Directors has determined to recommend that shareholders have the opportunity to cast an advisory vote on executive compensation every year. While the Company will continue to design compensation with a long-term focus, we are aware that it has become customary for our peers to hold an annual vote on executive compensation. At this time, we believe that an annual vote will provide our shareholders with an opportunity to provide direct feedback on our executive compensation program. Notwithstanding the Board of Directors’ recommendation and the outcome of the shareholder vote, the Board may, in the future, decide to conduct advisory votes on a less frequent bases and may vary its practice based on factors such as discussions with shareholders, emerging best practices, or a decision to allow additional time to adjust its executive compensation programs in response to the outcome of shareholder advisory votes.
This vote is advisory and not binding on the Company, the Board of Directors, or the Compensation Committee. However, the Board Directors and the Compensation Committee value the opinions expressed by the Company’s shareholders and will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
Under to the Dodd-Frank Act we are required, at least once every six years, to conduct a vote regarding the frequency of Say on Pay. The Board retains the discretion to hold an advisory vote on the frequency of holding a Say on Pay vote more often than once every six years.
Vote Required and Recommendation
Shareholders may cast a vote on the preferred frequency of future advisory votes on executive compensation by selecting the option of “every year”, “every two years”, or “every three years”, or they may “abstain” from voting. Therefore, shareholders are not voting to approve or disapprove the recommendations of the Board of Directors. The affirmative vote of a majority of the votes cast on the Proposal will determine the outcome of the vote on this Proposal. A majority of the votes cast means that for one frequency to be recommended, the number of votes cast for that frequency must exceed the aggregate number of votes cast for the other two frequencies. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal. Although the legal voting standard is a majority vote, the Board of Directors values the opinions of our shareholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other frequencies, even if less than a majority, the Board will take that into account in making its frequency determination.
The Board of Directors unanimously recommends a vote for the option of “EVERY YEAR” as the preferred voting frequency for future advisory votes on executive compensation. Shares of common stock covered by executed proxies received by the Board of Directors will be voted for the option of “EVERY YEAR,” unless the shareholder specifies a different choice.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2019 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN
On May 7, 2019, our shareholders approved the Tompkins Financial Corporation 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan” or the “Plan”). The 2019 Equity Incentive Plan is an important tool the Company uses to attract and retain key employees of the Company and its subsidiaries, which the Board has determined to be in the best interests of the Company. The Board originally determined the number of shares of the Company's Common Stock reserved for issuance under the 2019 Equity Incentive Plan by analyzing current and anticipated generally accepted market practices among our Peer Group. Under the Plan, as originally approved in 2019, there were 1,275,000 shares of Common Stock available for the grant of equity awards to officers, employees, and consultants of the Company and its subsidiaries as selected from time to time by our Compensation Committee. This number was reduced by four and one quarter (4.25) shares for each Restricted Award or Performance Share Award granted under the Plan (the “Fungible Ratio”). This means that a maximum of 300,000 full-share awards could be made under the 2019 Equity Incentive Plan, subject to equitable adjustment to reflect, for example, recapitalizations affecting all shares of our common stock, such as a stock dividend or stock split.
As of March 13, 2023, there are 341,865 shares available for issuance under the Plan. When taking into account the Fungible Ratio, there are approximately 80,439 full value shares remaining available for issuance under the Plan. In the judgment of the Board, the Plan continues to be a key component in the Company's ability to attract and retain key employees and to align their interests with those of the Company’s shareholders by facilitating the employees’ ownership of a stock interest in Tompkins Financial Corporation. The Board has determined that it is in the best interests of the Company to increase the number of shares available under the Plan to allow the Company to continue to grant awards to key employees. We are asking the Shareholders to approve an amendment to the 2019 Plan to increase the number of shares of common stock available for issuance under the Plan. The Board has unanimously approved an amendment to the Plan to add 1,000,000 shares of Common Stock to the Plan, for a total of 2,275,000 shares issuable under the Plan. When taking into account the Fungible Ratio, the amendment would add a maximum of 235,295 full value shares to the Plan. If shareholders approve the amendment, a total of 1,341,865 shares would remain available for issuance under the Plan. This would mean a maximum of 315,733 full value shares would be available for issuance after giving consideration to the Fungible Ratio. Our Board recommends that our Shareholders vote “FOR” approval of Proposal No. 4.
Our executive officers have an interest in this proposal by virtue of their being eligible to receive equity awards under the Plan as amended. The Company’s closing share price on the record date was $66.53.
Vote Required and Recommendation
Shareholders may vote “for,” “against,” or “abstain” on Proposal No. 4. The affirmative vote of a majority of the votes cast on the Proposal is required for approval of this Proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal.
The Board unanimously recommends a vote “FOR” the approval of the amendment to the 2019 Equity Incentive Plan to increase the number of shares available for issuance under the Plan. Shares of common stock covered by executed proxies received by the Board of Directors will be voted “FOR” Proposal No. 4, unless the shareholder specifies a different choice.
Shareholders are being asked to approve the amendment of the 2019 Equity Incentive Plan, including the issuance of shares of our Common Stock to eligible participants (“Participants”) in accordance with the 2019 Equity Incentive Plan, in order to assist the Company in accomplishing the purposes set forth below. In the judgment of the Board, the 2019 Equity Incentive Plan is an important vehicle to attract and retain key employees of the Company and its subsidiaries, and to align their interest with those of the Company’s shareholders by facilitating the employees’ ownership of a stock interest in Tompkins Financial Corporation. The amendment will allow the Company to continue to grant awards to key employees. The Board has determined that the amendment of the 2019 Equity Incentive Plan is in the best interests of the Company.

Key Considerations in the Determination of the Number of Shares to Request
The Board determined that 1,000,000 additional shares would provide us the ability to continue compensating our key employees for the next three to five years. In determining the number of shares to be authorized under the 2019 Equity Incentive Plan, the Board considered the following principal factors:
•	Number of Shares Available for Grant under 2019 Equity Incentive Plan: As of December 31, 2022, 336,209 shares remained reserved and available for issuance under the 2019 Equity Incentive Plan.
•
Number of Awards Outstanding: As of December 31, 2022, the following awards were outstanding under the 2019 Equity Incentive Plan: options with respect to 59,853 shares with a weighted average exercise price of $57.12 and a weighted average remaining term of 2.5 years, and full value awards (restricted stock or RSUs) with respect to 237,356 shares.

•
Burn Rate: Burn rate measures the usage of shares for our stock plans as a percentage of our outstanding shares. For 2022, 2021 and 2020, our burn rates were approximately 0.54%, 0.47% and 0.59%, resulting in a three-year average burn rate of approximately 0.53%. The Board believes that 1,000,000 additional shares are appropriate at this time to allow us to grant awards with a burn rate similar to our 2020-2022 burn rate for the next three years.

•
Overhang: As of December 31, 2022, 633,418 shares were subject to available and unissued shares under the 2019 Equity Incentive Plan and outstanding Company awards, resulting in an overhang of approximately 4.36%. If an additional 1,000,000 shares are reserved for issuance under the 2019 Equity Incentive Plan, the total overhang would be approximately 11.25%.

Description of the 2019 Equity Incentive Plan
We are proposing to amend the Plan solely to increase the number of shares available for issuance. The Company is not proposing to amend any of the provisions described below. A copy of the Amendment to the Plan is attached as Appendix A to this Proxy Statement. The Plan summary below is qualified in its entirety by the detailed provisions of the 2019 Equity Incentive Plan, which was previously filed with the Securities and Exchange Commission as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on March 29, 2019.
Purpose of the Plan. The purpose of the 2019 Equity Incentive Plan is to enable our Company to attract and retain the types of employees and consultants who will contribute to our Company’s long-term success, provide incentives that align the interests of our employees and consultants with those of our shareholders, and promote the success of our Company’s business.
Administration. The 2019 Equity Incentive Plan is administered by the Compensation Committee. Subject to the terms of the Plan, the Compensation Committee may, among other powers, interpret the Plan and apply its provisions; determine when awards are to be granted and, subject to Plan limitations, to which eligible recipients; determine the types of awards, their terms and conditions (and any amendments thereof) and the amount of Common Stock subject to each award; and exercise discretion to make all determinations necessary for the administration of the Plan.
Common Stock Reserved for Issuance under the 2019 Equity Incentive Plan and Share Limits. The Board determined the number of shares of the Company’s Common Stock reserved for issuance under the 2019 Equity Incentive Plan by analyzing current and anticipated generally accepted market practices among our Peer Group. Common Stock issued or to be issued under the 2019 Equity Incentive Plan will consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares reacquired by the Company in any non-excepted manner pursuant to the Plan. If any shares covered by an award under the 2019 Equity Incentive Plan are not purchased or are canceled, forfeited, or terminated without issuance of the full number of shares underlying the award, then the number of shares of Common Stock counted against the aggregate number of shares available under the Plan with respect to the award will, to the extent of any such forfeiture, cancellation, or termination, again be available for making awards under the 2019 Equity Incentive Plan. However, shares will not be made available for issuance again under the Plan to the extent that such shares are (i) withheld or tendered for payment of an exercise price, (ii) withheld or tendered for satisfaction of a tax withholding, (iii) repurchased by our Company with Option proceeds, or (iv) underlie any stock-settled Stock Appreciation Right or Restricted Stock Unit award, regardless of whether the underlying shares are eventually issued in settlement of the award. Restricted Awards or Performance Share Awards will reduce the shares available for grant under the Plan by 4.25 shares for each share subject to such an award. Awards which are fully settled in cash will not be counted against the total number of shares available for issuance under the Plan. The maximum value that can be awarded under a 2019 Equity Incentive Plan award to any eligible individual Participant in any fiscal year will not exceed two million and five-hundred thousand dollars ($2,500,000), as calculated by the grant date fair value of the award. Every award issued under the Plan is subject to a minimum vesting period such that ninety-five percent (95%) of the underlying Common Stock granted in an award cannot vest earlier than one (1) year from the award date. The Plan will be unfunded and the costs of administrating the Plan shall be paid by the Company.
Eligibility. Awards may be made under the 2019 Equity Incentive Plan to employees and consultants, as the Compensation Committee determines is in the best interests of our Company and shareholder value. As of the date of this Proxy Statement, there were approximately 169 employees and no consultants eligible for awards under the Plan. Non-employee Directors are not eligible for awards under the 2019 Equity Incentive Plan.
Amendment or Termination of the Plan. The Board of Directors may suspend or terminate the 2019 Equity Incentive Plan at any time. The Board of Directors may amend the Plan from time to time as the Board deems advisable to conform to any change in applicable laws or regulations or to align the Plan, in the Board’s judgment, with the best interests of the Company and our shareholders. However, our shareholders must approve any amendment to the Plan which, in regards to the Plan, (i) increases the number of shares of Common Stock which may be issued (other than certain changes related to changes in our capital structure as specified in the Plan), (ii) expands the types of awards available, (iii) materially expands the class of eligible employees, (iv) materially changes the method of determining any award’s exercise price, (v) deletes or limits provisions prohibiting the repricing or exchange of Plan awards, (vi) extends the termination date, (vii) allows for accelerated vesting of awards except as expressly permitted by the Plan, (viii) amends the minimum vesting period, (ix) materially amends any provision regarding change in control provisions. Further, our shareholders have the irrevocable right of approval of Plan amendments to the extent that shareholder approval is required to satisfy any applicable law. The 2019 Equity Incentive Plan will terminate automatically on the date ten (10) years from the Plan’s effective date.
Awards. The Compensation Committee may award:
•	Options to purchase shares of the Company’s Common Stock, which can be either incentive stock options or non-qualified stock options;
•
Stock Appreciation Rights, which are a right to receive a number of shares or, at the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during the period between the grant date and the exercise date;

•
Restricted Awards, which are an award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the fair market value of an identical number of shares of Common Stock, which may be subject to forfeiture for a period determined by the Compensation Committee; and

•
Performance Share Awards, which are an award of shares of Common Stock or stock-denominated units, which are subject to performance goals over a pre-determined performance period that must be satisfied for a Participant to earn an award.

Options. The 2019 Equity Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options (“Incentive Stock Options”) under the Internal Revenue Code and stock options that do not qualify as incentive stock options (“Non-Qualified Stock Options”). Incentive Stock Options may be granted only to our employees. If the aggregate fair market value of the Common Stock underlying Incentive Stock Options granted to any one participant which become exercisable for the first time during any calendar year exceeds $100,000, the portions of that fair market value exceeding $100,000 will be treated as Non-Qualified Stock Options. Our Company will not buy back any underwater stock options (options with an exercise price that is greater than the then-current fair market value of a share of our Common Stock) granted under the 2019 Equity Incentive Plan without stockholder approval.
The exercise price of each Incentive Stock Option or Non-Qualified Stock Option may not be less than 100% of the fair market value of our Common Stock subject to the option on the date of grant. In the case of 10% shareholders who receive Incentive Stock Options, the exercise price may not be less than 110% of the fair market value of our Common Stock on the date of grant. In the case of our Company granting options in assumption of or substitution for other options, an exception to these requirements is provided in order to ensure compliance with Section 424(a) or Section 409A of the Internal Revenue Code.

The term of an Option may not exceed 10 years from the date of grant, except that the term of a Non-Qualified Stock Option may be extended for up to 60 days beyond the scheduled expiration date under certain limited circumstances described in the Plan. In the case of 10% shareholders who receive Incentive Stock Options, the term may not be less than five years from the date of grant. Options may be subject to other terms and conditions regarding exercise, as the Committee deems appropriate. The terms of Options may vary from grant to grant. In general, an optionee may pay the exercise price of an Option by cash or check at the time the Option is exercised or, if permitted by the Committee, by tendering shares of our Common Stock (actually or by attestation), by means of a broker or Company-assisted cashless exercise, by any combination of those methods, or by any other means of legal consideration deemed acceptable to the Committee. If an optionee utilizes our Common Stock to pay the exercise price of an Option, unless the award agreement specifies otherwise, the paid-in shares must have been held for more than six months. Further, there is a strict prohibition on exercises involving an officer which violate Section 402(a) of the Sarbanes-Oxley Act of 2002. The Committee reserves the right to suspend an optionee’s right to exercise a stock option during a “blackout” period under our insider trading policy or similar restricted period, if deemed to be within best interests of our Company, and reserves the right to extend a Stock Option’s exercise period by a period of time equal to such a restricted period, subject to applicable law.
Unless provided otherwise in an optionee’s award or employment agreement, both Incentive Stock Options and Non-Qualified Stock Options are subject to continuous service restrictions. If an optionee’s continuous service terminates (other than upon death, disability or for participating retirees), the optionee may exercise those Options he or she was entitled to exercise as of the date of termination only within (a) the date three months following the termination of the optionee’s continuous service or (b) the contractual expiration of the Option’s term per the award agreement, or the Options will terminate and become non-exercisable. However, an optionee’s award agreement can provide for an extension of the Option’s termination date (the earlier of (a) the option’s full term or (b) three months after the end of the period in which exercising the option would be in violation of the following requirements) if exercising the Option following the optionee’s continuous service termination would be prohibited under state or federal law, or exchange or quotation rules. If the optionee’s continuous service is terminated for cause, all outstanding Options are immediately terminated and non-exercisable.
If an optionee’s continuous services terminates as a result of the optionee’s disability, the optionee may exercise those Options he or she was entitled to exercise as of the date of termination only within the time period ending on the earlier of (a) the date 12 months following such termination or (b) the contractual expiration of the Option’s term per the award agreement, or the Options will terminate and become non-exercisable. If an optionee’s continuous services terminates as a result of the optionee’s death, the optionee’s estate or other person designated to exercise the Option may exercise those Options the optionee was entitled to exercise as of the date of the optionee’s death only within the time period ending on the earlier of (x) the date 12 months following such termination or (y) the contractual expiration of the Option’s term per the award agreement, or the Options will terminate and become non-exercisable. The Committee retains the discretion to create a program which affords certain retirees who enter into non-competition, non-solicitation and other restrictive covenants with the Company (“Participating Retirees”) with an extended exercise period regarding such Participating Retirees’ Option grants, subject to relevant limitations provided in the 2019 Equity Incentive Plan. For more detail regarding Participating Retirees, refer to discussion of Participating Retirees in “Section 6.12. Extended Exercise Period for Participating Retirees” in the Plan.
Incentive Stock Options are not transferable except by will or the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee. Non-Qualified Stock Options may, in the sole discretion of the Committee, be transferable to a permitted transferee, to the extent provided in any award agreement. If a Non-Qualified Stock Option does not provide for transferability, then the Option is not transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee. Notwithstanding the foregoing, in regards to Incentive Stock Options and Non-Qualified Stock Options, the optionee may designate a third party who is entitled to exercise the Option in the event of the optionee’s death.
Stock Appreciation Rights. The 2019 Equity Incentive Plan permits the granting of Stock Appreciation Rights upon such terms and conditions as the Committee or the Board, as the case may be, deems appropriate. When exercised, Stock Appreciation Rights entitle the holder to receive from our Company an amount equal to the number of shares of our Common Stock underlying the Stock Appreciation Right multiplied by the excess of the (i) fair market value of a share of our Common Stock on the date of exercise over (ii) the exercise price specified in the Stock Appreciation Right (or related Option). Stock Appreciation Rights can be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”). The exercise price of a Free Standing Right cannot be less than 100% of the fair market value of one share of our Common Stock on the grant date of the Stock Appreciation Right, unless the Stock Appreciation Right is granted pursuant to an assumption of or substitution for another Stock Appreciation Right per Section 409A of the Internal Revenue Code. The exercise price of a Related Right shall be the same as the exercise price of the related Option; however, a Related Right is only exercisable when the fair market value per share of our Common Stock underlying the Stock Appreciation Right and related Option exceeds the exercise price per share thereof. A Related Right relating to a Non-Qualified Stock Option may be granted at the same time as the Option or anytime thereafter, but must be granted before the Option’s exercise or expiration. A Related Right relating to an Incentive Stock Option must be granted at the same time as the Option. The term of a Stock Appreciation Right is determined by the Committee but the term cannot be longer than 10 years from the date of grant. Upon the exercise of any Related Right, the number of shares of Common Stock for which the non-exercised related Option is exercisable will be reduced by the number of shares for which the Related Right has been exercised, and upon the exercise of a related Option, the number of shares of Common Stock for which the non-exercised Related Right is exercisable will be reduced by the number of shares for which the Related Option has been exercised.
Stock Appreciation Rights may vest in installments. Stock Appreciation Rights may be subject to other terms and conditions regarding exercise, as the Committee deems appropriate. Stock Appreciation Rights may not be exercised for fractional shares of Common Stock. Stock Appreciation Rights’ vesting period terminates concurrently with the holder’s termination of continuous service. The vesting provisions of Stock Appreciation Rights may vary from grant to grant. The Committee retains the discretion to determine if payment of an exercised Stock Appreciation Right shall be made as (a) Common Stock (with or without restrictions, as determined by the Committee in its sole discretion), (b) cash or (c) a combination thereof.
Stock Appreciation Rights may, in the sole discretion of the Committee, be made transferable to a permitted transferee, to the extent provided in the award agreement. If a Stock Appreciation Right’s award agreement does not provide for transferability, then the Stock Appreciate Right is not transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the holder only by the holder. Notwithstanding the foregoing, the holder may designate a third party who is entitled to exercise the Stock Appreciation Right in the event of the holder’s death. Stock Appreciation Rights are subject to the same continuous service restrictions as options, including the special provisions regarding death, disability, and participating retirees.
Restricted Awards. The 2019 Equity Incentive Plan authorizes the Committee to grant Restricted Stock and Restricted Stock Units (together, “Restricted Awards”) having a value equal to the fair market value of an identical number of shares of our Common Stock. The Committee may, subject to the provisions of the 2019 Equity Incentive Plan, provide that such Restricted Award is subject to forfeiture, and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for any such period as determined by the Committee and specified in the award agreement. Further, when granting Restricted Stock Units, the Committee may include a deferral feature (“Deferred Stock Units”) where settlement of the award is deferred beyond the vesting date and is tied to a future payment date or event specified in the award agreement. A Participant must execute an agreement evidencing the Restricted Award and, for awards of Restricted Stock, if the Committee determines that the shares of Restricted Stock subject to the award will be held by the Company or held in escrow pending the release of the restrictions, the Participant must also execute an escrow agreement and stock power. The restricted period begins on the date of grant and terminates as set forth in the Participant’s award agreement.
Upon the expiration of the restricted period with respect to Restricted Stock, the restrictions will lapse and the shares will no longer be subject to forfeiture. Any shares of Restricted Stock that were held in escrow will be delivered to the Participant. The Company will also deliver to the Participant any cash or stock dividends held in escrow during the restricted period and credited to the Participant’s account. Upon the expiration of the restricted period or the deferral period, as applicable, for Restricted Stock Units of Deferred Stock Units, the Company will deliver to the Participant shares of Common Stock in respect of such vested Restricted Stock Units or Deferred Stock Units, or, in the discretion of the Committee and if so specified in the award agreement, in cash in an amount equal to the fair market value of the Common Stock as of the end of the restricted period or deferral period, as applicable, or a combination thereof, together with cash or shares of Common Stock representing the related Dividend Equivalents (as defined below), if any.

Unless limited by the award agreement, grantees of Restricted Stock will have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote the shares and the right to receive any dividends or distributions from the shares as associated with share ownership, except that dividends declared or paid on shares of Restricted Stock will not vest or become payable unless and until the Restricted Stock to which the dividends apply vests. Withheld dividends can be paid, at the discretion of the Committee, in either cash or shares of our Common Stock with a fair market value equal to the amount of such dividends. Unless altered by the award agreement, grantees of Restricted Stock Units will have no voting or dividend rights or other rights associated with share ownership, although the Compensation Committee may award the right to receive an amount equal to the cash or stock dividends paid by the Company in respect of the shares of Common Stock covered by the award during the restricted period (“Dividend Equivalent Rights”) on such units and in its discretion may treat the Dividend Equivalent Rights as being reinvested in additional Restricted Stock Units or Deferred Stock Units; Dividend Equivalent Rights will vest upon the release of restrictions on the Restricted Stock Unit. Withheld Dividend Equivalent Rights on such Restricted Stock Units can be paid, at the discretion of the Committee, in either cash or shares of our Common Stock with a fair market value equal to the amount of such dividends. A Restricted Award or Deferred Stock Unit may, in the sole discretion of the Committee, be made transferable to a permitted transferee, to the extent provided in the award agreement. If the award agreement does not provide for transferability, then the Restricted Award or Deferred Stock Unit is not transferable except by will or by the laws of descent and distribution.
Performance Share Awards. The 2019 Equity Incentive Plan authorizes the Committee to grant performance-based share awards (“Performance Share Award”). The Committee will determine the number of shares of our Common Stock, or stock-denominated units, subject to each Performance Share Award; the performance period and performance goals applicable to each Performance Share Award that must be met for the Participant to earn the award; and all other terms and conditions of the award. If specified in the award agreement, Performance Shares may be held in escrow, and delivered to the participant at the expiration of the performance period. The number of shares a Participant will be entitled to earn under the award depends on the extent to which any performance goals, specified in the award, are achieved during the performance period, as specified in the award. In determining if a performance goal has been achieved, the Committee has the discretion to exclude the effect of certain transactions, extraordinary or non-recurring items, or accounting changes. After the award has been granted, but before the Committee determines that the underlying shares or stock-denominated units are earned, the Participant has no voting rights or rights to dividends in regards to the underlying Common Stock. Performance Share Awards are non-transferable except by will or by the applicable laws of descent and distribution. If a Performance Share Award is made in stock-denominated units, as opposed to Common Stock, the Committee may elect to satisfy such award in cash or in part cash and part Common Stock, subject to the terms of the award agreement. If cash is elected, the amount of such payment will be the fair market value of our Common Stock on the distribution date. These awards are subject to the terms and conditions of the award agreement and the mandatory restrictions as specified in the 2019 Equity Incentive Plan.
Securities Laws. Each award agreement granted under the Plan will not effectuate the purchase or sale of any securities until and unless any applicable requirements of state and federal law and applicable agency regulations have been complied with to the satisfaction of our Company and its counsel and, in our Company’s discretion, the Participant has executed and delivers a letter of investment intent meeting any requirements mandated by the Committee. If, after our Company takes reasonable efforts to obtain permission from any applicable state or federal regulatory agency, our Company fails to receive such permissions that the Company deems necessary for the lawful issuance and sale of Common Stock pursuant to the Plan, our Company is not liable for the failure to issue or sell Common Stock under the Plan.
Restrictions on Re-Pricing of Award. The Committee may amend or modify any award in any manner consistent with the Plan except that the Committee can take no action that has the effect of “repricing” an Option or Stock Appreciation Right, as defined under applicable stock exchange rules or generally accepted accounting principles. Further, the Committee cannot effect any award amendment which would otherwise impair a Participant’s rights under an award unless the Participant consents in writing. However, the Committee may unilaterally amend the Plan or any award agreement for the purpose of (i) conforming the award or Plan to present or future law (including Section 409A of the Internal Revenue Code) or (ii) avoiding an accounting treatment that may materially and adversely affect the financial condition or results of operations of the Company.
Adjustments for Certain Changes in Stock. If a relevant change in capitalization occurs, such as a stock split or other similar event, the Committee will make appropriate adjustments in outstanding awards under the 2019 Equity Incentive Plan to the extent necessary to preserve the economic intent of each award.

Effect of Change in Control. If the Company experiences a change of control transaction (as defined in “Section 2. Definitions” in the 2019 Equity Incentive Plan, in which the Company is not the surviving corporation and the acquiror does not assume outstanding awards or substitute equivalent equity for our outstanding awards: (i) all outstanding awards will become immediately and fully exercisable (or fully vested and free of restrictions, in the case of a Restricted Award); (ii) for Performance Share Awards, all target payout opportunities will be deemed fully earned; and (iii) the Board or its designee may provide for a cash payment to be made in satisfaction of all outstanding awards upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by our Company’s security holders. Further, the Committee may cancel any outstanding awards and pay the Participants of the cancelled awards in cash or stock, or any combination thereof, the value of such awards based upon the price per share of Common Stock received or to be received by the other shareholders in the Company in the change of control event. Regarding Options and Stock Appreciation Rights with an exercise price that equals or exceeds the price paid per share of Common Stock in connection with the change of control, the Committee may cancel those specific awards without payment of consideration therefor. If the Company is the surviving corporation in a change of control or the Company is not the surviving corporation but the surviving corporation assumes or substitutes equivalent equity awards for all outstanding equity awards, then all such awards or substitutes will remain outstanding under the provisions of this Plan except, in the case of a Performance Share Award, all such target payout opportunities under any such Performance Share Award will be deemed fully attained, and all awards fully earned, on the date change in control transaction is effective. If a Participant is terminated by the surviving company without cause, or resigns with good reason, within 24 months following a change in control, all of such Participant’s outstanding awards will be immediately and full exercisable (or fully vested and free of restrictions, in the case of a Restricted Award), with all restrictions lifted, and target payout opportunities with respect to any Performance Share Award deemed fully earned. The obligations of our Company under the Plan are binding upon any successor corporation or organization as the result of any corporation reorganization or sale of all or substantially all of the Company’s assets.
Forfeiture Events. If an award Participant is terminated with cause (as defined in the 2019 Equity Incentive Plan, under the heading “Definitions,” all unexercised awards on the date of termination will expire, and all non-vested awards will be forfeited. Further, the Committee may specify in any award agreement that the Participant’s rights under an award are subject to alteration or reduction upon the occurrence of certain events, including, but not limited to, a breach of restrictive covenants or conduct that detrimental to the business or reputation of the Company.
Clawback. The Company may cancel any award, or require reimbursement of any award from any Participant, and effect any other right of recoupment of equity or require repayment of other compensation provided under the Plan in accordance with Company policies or applicable law/regulation in existence at the time the Award was granted, as such policies, laws and regulations may be modified from time to time.
New Plan Benefits
The Committee has not yet made any specific allocation of the proposed shares that would be available for issuance under the 2019 Equity Incentive Plan if the amendment to the Plan is approved by our shareholders, and therefore it is not possible to determine the benefits or amounts that will be received by or allocated under the Plan to the Named Executive Officers or to any other individuals. The Committee will consider in the future whether or not to make awards to any or all Participants. The benefits to be received by the Company’s executive officers (including the Named Executive Officers) and employees under the Plan are not determinable at this time because, under the terms of the Plan, grants are made at the discretion of the Committee, and the value of each grant will depend on the market price of our Common Stock on the date of grant. An example of how the Committee has made equity grants to Named Executive Officers in the past can be found in the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this Proxy Statement.

Equity Compensation Plan Information as of December 31, 2022
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Issuance Under Equity Compensation Plans (excluding Securities in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	59,853	$57.12	336,209
Equity Compensation Plans Not Approved by Security Holders	0	$0.00	0
Federal Income Tax Consequences
Incentive Stock Options. The grant of an Option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an Incentive Stock Option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an Incentive Stock Option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “Holding Period Requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an Incentive Stock Option, except as discussed below.
For the exercise of an Option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the Option is granted through a date within three months before the date of exercise of the Option.
If all of the foregoing requirements are met except the Holding Period Requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the Option was exercised over the Option’s exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain.
Non-Qualified Stock Options. The grant of an Option will not be a taxable event for the grantee or the Company. Upon exercising a Non-Qualified Stock Option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a Non-Qualified Stock Option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the Option was exercised).
A grantee who has transferred a Non-Qualified Stock Option to a family member by gift will realize taxable income at the time the Non-Qualified Stock Option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the Option is exercised. The transfer of vested Non-Qualified Stock Options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.
In the event a grantee transfers a Non-Qualified Stock Option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such Option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the Option will be subject to employment and income tax withholding at this time.

Restricted Awards. A grantee who is awarded Restricted Stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the Restricted Stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee makes such an election, the fair market value of the Common Stock on the date the restrictions lapse (less the amount of ordinary income recognized as a result of the election under Section 83(b)) will result in capital gain or loss to the grantee. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable and subject to withholding taxes in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be taxable and subject to withholding taxes.
There are no immediate tax consequences of receiving an award of Restricted Stock Units under the 2019 Equity Incentive Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date.
Dividend Equivalent Rights. Participants who receive Dividend Equivalent Rights will be required to recognize ordinary income in an amount equal to the dividends distributed to the grantee pursuant to the award.
Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of Stock Appreciation Rights. Upon exercising a Stock Appreciation Right that is settled in Common Stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon exercising a Stock Appreciation Right that is settled in cash, a grantee will recognize ordinary income in an amount equal to the amount of cash paid by our company and received by the grantee in settlement of the Stock Appreciation Right.
Performance Share Awards. The award of a Performance Share Award will have no federal income tax consequences for us or for the grantee. Any payment upon the achievement of the award is taxable to a grantee as ordinary income.
Unrestricted Common Stock. Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares.
Section 162(m). In general, we may be entitled to a business expense deduction in the same amount and generally at the same time an award grantee recognizes ordinary income, subject to our compliance with and the limitations of Section 162(m) of the Internal Revenue Code, as amended by the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018, and to certain applicable reporting requirements.
Section 280G. To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.
Section 409A. The Company intends for awards granted under the Plan to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code will not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination will instead be paid on the first payroll date after the six-month anniversary of the Participant's Termination (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation or liability to any participant regarding taxation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit/Examining Committee has appointed KPMG LLP (“KPMG”) to continue as the Company’s independent registered public accounting firm engaged for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2023. A representative of KPMG is expected to attend the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions from shareholders.
Audit and Non-Audit Fees
KPMG, a registered public accounting firm, is engaged as the Company’s independent auditor. The following table sets forth the aggregate audit fees billed to the Company for the fiscal years ended December 31, 2022 and December 31, 2021 by KPMG.
	2022	2021
Audit Fees	835,000	715,000
Audit-Related Fees	—	6,000(1)
Tax Fees	0	0
Other Fees:	0	0
(1)	Audit related fees include fees in connection with consents for SEC filings.
Audit Fees: These are fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the consolidated financial statements included in the Company’s periodic reports under the Exchange Act, and for services that would normally be provided by the Company’s auditor in connection with statutory and regulatory filings or engagements for the periods covered. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.
Audit-Related Fees: These include fees for assurance and related services provided by the independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” All fees billed by KPMG for services related to the audit or review of the Company’s financial statements are reported as “Audit Fees” above.
Tax Fees: These are fees for professional services rendered regarding tax compliance, tax advice or tax planning. More specifically, these include fees billed for tax return preparation, quarterly estimates, tax planning, and tax related research.
All Other Fees: These are fees for all other products and services provided by the independent auditor that do not fall within the previous categories.
The Company’s principal independent auditor, KPMG, did not perform any services other than financial audit services and audit-related services described above during fiscal 2022 and 2021.
Audit/Examining Committee Pre-Approval Policy
The Audit/Examining Committee pre-approves all audit services and permitted non-audit services (including the fees and terms of such services) to be provided to the Company by its independent auditor, other than non-audit services falling within the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit/Examining Committee prior to the completion of the audit. The Audit/Examining Committee may delegate to one or more designated members of the Audit/Examining Committee the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve one or more such services shall be reported to the full Audit/Examining Committee at its next scheduled meeting.
All audit services provided by KPMG, the independent registered public accounting firm engaged for the purpose of auditing the consolidated financial statements of the Company for fiscal 2022 and fiscal 2021, were pre-approved by the Company’s Audit/Examining Committee.

PROPOSAL NO. 5
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS INDEPENDENT AUDITOR
The Audit/Examining Committee of the Board has appointed the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2023. Although our Bylaws do not require the submission of the selection of the independent auditor to our shareholders for approval, the Board believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit/Examining Committee. Neither the Audit/Examining Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent auditor.
Vote Required and Recommendation
Shareholders may vote “for,” “against,” or “abstain” on Proposal No. 5. The affirmative vote of a majority of the votes cast on the Proposal is required for approval of this Proposal. Abstentions will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal. Brokers, banks and other nominees will have discretionary authority to vote on this Proposal.
The Board unanimously recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the independent auditor of the company for the fiscal year ending December 31, 2023. Shares of common stock covered by executed proxies received by the Board of Directors will be voted “FOR” Proposal No. 5, unless the shareholder specifies a different choice.

TRANSACTIONS WITH RELATED PERSONS
Certain Directors and executive officers of the Company, members of their immediate families and companies or firms with which they are associated, were customers of, or had other transactions with, the Company or its wholly-owned subsidiaries in the ordinary course of business during fiscal 2022. Any and all loans and commitments to lend to such individuals were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2022, the balance of all such loans was $30,855,800 and committed unadvanced balances totaled $7,797,665. None of the loans outstanding to directors or executive officers of the Company, or members of their immediate families or companies or firms with which they are associated, were nonperforming at December 31, 2022.
The Board maintains a written policy governing the procedures by which the Company and any of its subsidiaries may enter into transactions with related parties (the “Policy”). The Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or any if its subsidiaries is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or beneficial owner of less than 10 percent of another entity). A “Related Party” is any (a) person who is or was an executive officer of the Company during the prior 12 months, a Director of the Company or a nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. The Company’s Nominating and Corporate Governance Committee is apprised of any potential Interested Transaction, and this Committee is charged with evaluating and approving, as appropriate, any such transactions. The Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. In its implementation of the Policy, the Committee also has reviewed certain types of Interested Transactions and has established standing pre-approval for these types of transactions, subject in all cases to compliance with applicable regulations of the SEC, federal and state bank regulatory authorities, and other regulatory agencies. Examples of pre-approved transactions include executive compensation (so long as it is approved by the Compensation Committee, properly disclosed in our proxy statement or other required regulatory filings, and the executive in question is not an immediate family member of another executive officer or a Director); Director compensation (so long as it is properly disclosed in our proxy statement or other regulatory filings); and transactions which involve payments to our shareholders on a pro-rata basis (e.g., dividends). In addition, the provision of certain banking services to a Related Party have been pre-approved, as follows: (a) services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, (b) any extension of credit to a Related Party which is reviewed and approved by the Board of Directors of a subsidiary in accordance with Federal Reserve Board Regulation “O,” or (c) an extension of credit made by a banking subsidiary to a Related Party who is not subject to Regulation “O” when the extension of credit is made (i) in the ordinary course of business, (ii) on substantially the same terms (including interest rates and collateral) as are prevailing at the time for comparable transactions with persons not related to the Company, and (iii) does not involve more than the normal risk of collectability or present other unfavorable features.
Director Michael Spain’s brother, William D. Spain, Jr. is a 50% owner of the law firm of Spain & Spain, PC. During 2022, the Company, through its subsidiary, Tompkins Community Bank, paid $173,363.46 in legal fees to Spain & Spain, PC. Of this amount, $18,063.46 was paid for litigation fees. An additional amount of $155,300 was paid for mortgage closing services, the cost of which was reimbursed by the borrowers in connection with the mortgage closings.

REPORT OF THE AUDIT/EXAMINING COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit/Examining Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Audit/Examining Committee is composed of four non-employee Directors, all of whom are “Independent Directors” under Section 803 of the NYSE American Company Guide and Rule 10A-3 under the Exchange Act.
The Audit/Examining Committee operates under a written charter approved by the Board. The Audit/Examining Committee’s primary duties and responsibilities are: to oversee the Company’s accounting and financial reporting process and the audit of the Company’s financial statements and to monitor the integrity of the Company’s financial statements; to monitor the independence and qualifications of the Company’s independent auditor; to monitor the performance of the Company’s independent auditor and internal auditing department; to provide an avenue of communication among the Company’s independent auditor, management, the internal auditing department, and the Board of Directors; and to monitor enterprise risk and compliance by the Company with legal and regulatory requirements. The Audit/Examining Committee is also directly responsible for the appointment, evaluation, and compensation of the Company’s independent auditor and that of the Company’s Director of Internal Audit.
The Audit/Examining Committee reports to the Board on a quarterly basis. The Audit/Examining Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. During the meetings, the Audit/Examining Committee periodically assessed and discussed with management the Company’s significant business risk exposures. Throughout the course of the year, the Committee reviewed results of internal audits performed, which audits evaluated the effectiveness of the Company’s internal controls over financial reporting. These reviews of internal audits are conducted in addition to the Committee’s annual review with the Company’s independent auditors, described below. The Audit/Examining Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.
The Audit/Examining Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the independent auditors and to any employee or officer of the Company it deems necessary. The Audit/Examining Committee has the ability to retain, at the Company’s expense and at compensation it deems appropriate, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.
Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the Company’s internal control over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB).
In connection with its responsibilities, the Audit/Examining Committee reviewed and discussed with management and with KPMG the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022. The Audit/Examining Committee also discussed with KPMG the firm’s assessment of the Corporation’s internal controls and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit/Examining Committee also received and discussed the written disclosures and the letter from KPMG LLP required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and has discussed with KPMG LLP its independence. The Audit/Examining Committee also discussed with the Company’s Director of Internal Audit the Corporation’s internal controls framework and the assurance of tested controls.
Based upon the Audit/Examining Committee’s discussions with management, the Company’s Director of Internal Audit, and KPMG and the Audit/Examining Committee’s review of the information described in the preceding paragraph, the Audit/Examining Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Members of the Audit/Examining Committee:
Paul J. Battaglia, Chair
James W. Fulmer
Frank C. Milewski
Ita M. Rahilly

SHAREHOLDER PROPOSALS
Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2024 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company no later than December 1, 2023, which is 120 calendar days prior to the anniversary of the availability of this Proxy Statement, and must be in compliance with SEC Rule 14a-8 in order to be considered for possible inclusion in the Proxy Statement and Form of Proxy for that meeting.
OTHER ANNUAL MEETING BUSINESS
Under the Company’s Bylaws, in order for a matter to be deemed properly presented at the 2024 Annual Meeting outside of the Rule 14a-8 process described above, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no later than the close of business on December 1, 2023 (120 calendar days prior to the anniversary of the Company’s mailing of this Proxy Statement). The shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting (a) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any personal or other material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Company. If a shareholder gives notice of such a proposal after the Bylaw deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting. SEC rules permit the proxy holders to vote in their discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.
UNIVERSAL PROXY
In addition to satisfying the advance notice requirements under our Bylaws described above, to comply with the SEC's universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2024.
FORM 10-K
A copy of the Company’s Annual Report on Form 10-K filed with the SEC is available without charge at our website (http://www.tompkinsfinancial.com) or by writing to: Tompkins Financial Corporation, ATTN: Francis M. Fetsko, Executive Vice President & Chief Financial Officer, P.O. Box 460, Ithaca, NY 14851. In addition, the Annual Report on Form 10-K (with exhibits) is available at the SEC’s Internet site (http://www.sec.gov).
HOUSEHOLDING
The SEC permits companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials (including the Notice of Internet Availability or, as applicable, paper copies of proxy statements and annual reports) to shareholders with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability or, as applicable, a single copy of the proxy statement and annual reports, addressed to those shareholders. As permitted by the Exchange Act, only one copy of the Notice of Internet Availability is being delivered to shareholders residing at the same address, unless shareholders have notified the Company of their desire to receive multiple copies of the Notice of Internet Availability or, as applicable, paper copies of proxy statements and annual reports. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders, reduces environmental impact, and creates cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability or, as applicable, paper copies of proxy statements and annual reports, or if you are receiving multiple copies of this Proxy Statement and wish to receive only one, please contact the Investor Relations Department of the Company, P.O. Box 460, Ithaca, NY 14851; 1-607-273-3210. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability or, as applicable, paper copies of proxy statements and annual reports, to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies from the Company should be directed to:
Tompkins Financial Corporation
P.O. Box 460
Ithaca, NY 14851
(607) 273-3210
Attention: Cynthia M. Manuele, Corporate Counsel & Deputy Corporate Secretary
If you are a beneficial shareholder and you share an address with other beneficial shareholders, your broker, bank, or nominee is permitted to deliver a single copy of the proxy materials and to your address, unless you otherwise request separate copies.
By Order of the Board of Directors,

Dated: March 30, 2023
Corporate Counsel & Deputy Corporate Secretary

Appendix A to Proxy Statement
AMENDMENT No. 1
to
TOMPKINS FINANCIAL CORPORATION
2019 Equity Incentive Plan
WHEREAS, Tompkins Financial Corporation, a New York corporation (the “Company”) maintains the Tompkins Financial Corporation 2019 Equity Incentive Plan (the “Plan”);
WHEREAS, pursuant to Section 13.1(a) of the Plan, the Board of Directors of the Company (the “Board”) may from time to time amend the Plan, subject to shareholder approval in certain instances; and
WHEREAS, the Board has authorized an amendment to the Plan, effective April 27, 2023, subject to shareholder approval at the Company’s 2023 Annual Meeting of shareholders occurring on May 9, 2023 (the “2023 Annual Meeting”).
NOW, THEREFORE, the Plan is hereby amended, subject to shareholder approval at the 2023 Annual Meeting, as follows:
Section 4.1 of the Plan is amended to read in its entirety as follows:
4.1 Subject to adjustment in accordance with Section 11, no more than 2,275,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”); provided, however, that the Total Share Reserve shall be reduced by 4.25 for each Restricted Award or Performance Share Award granted (the “Fungible Ratio”). No further awards shall be made pursuant to the Tompkins Financial Corporation 2009 Equity Incentive Plan, as amended in May 2016 (the “Amended 2009 Plan”), provided that any outstanding awards under the Amended 2009 Plan as of the Effective Date shall remain outstanding and exercisable according to their terms. Awards which are fully settled in cash shall not be counted against the Total Share Reserve, nor shall Substitute Awards under the circumstances described in Section 4.6. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
A-1

P.O. Box 460, Ithaca, NY 14851
(607) 273-3210
www.tompkinsfinancial.com

TOMPKINS FINANCIAL

TOMPKINS FINANCIAL CORPORATION
C/O CINDY M. MANUELE
118 EAST SENECA ST
P.O. BOX 460
ITHACA, NY 14851

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 8, 2023 for shares held directly and by 6:00 a.m. Eastern Daylight Time on May 5, 2023 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 8, 2023 for shares held directly and by 6:00 a.m. Eastern Daylight Time on May 5, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may attend the meeting in person and vote during the meeting using the ballot provided to you at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V00471-P86854 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOMPKINS FINANCIAL CORPORATION

The Board of Directors recommends a vote "FOR" all Nominees listed under Proposal 1, "FOR" Proposal 2, "1 YEAR" for Proposal 3, and "FOR" Proposals 4 and 5.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of fourteen (14) directors for a term of one year:

NOMINEES:

01)	John E. Alexander	08)	John D. McClurg
02)	Paul J. Battaglia	09)	Ita M. Rahilly
03)	Nancy E. Catarisano	10)	Thomas R. Rochon
04)	Daniel J. Fessenden	11)	Stephen S. Romaine
05)	James W. Fulmer	12)	Michael H. Spain
06)	Patricia A. Johnson	13)	Jennifer R. Tegan
07)	Angela B. Lee	14)	Alfred J. Weber

Proposal	For	Against	Abstain
2. Advisory approval of the compensation paid to the Company's Named Executive Officers.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. Advisory vote of the frequency of future advisory votes to approve the compensation paid to the Company's Named Executive Officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the meeting, including adjournment of the meeting and any other matters incident to the conduct of the meeting. The proxy, when properly executed and returned to Tompkins, will be voted as directed, but if no direction is given it will be voted "FOR" the nominees listed in Item 1, "FOR" the proposal set forth in Item 2, "1 YEAR" for the proposal set forth in Item 3, and "FOR" the proposals set forth in Items 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice of Meeting/Proxy Statement, Corporate Report, and Form 10-K are available at www.proxyvote.com.

V00472-P86854

PROXY/VOTING INSTRUCTION CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TOMPKINS FINANCIAL CORPORATION
FOR THE ANNUAL SHAREHOLDER MEETING ON TUESDAY, MAY 9, 2023

The undersigned shareholder of TOMPKINS FINANCIAL CORPORATION (the "Company") hereby constitutes and appoints Francis M. Fetsko and Cynthia M. Manuele, and each of them, as agent and proxy of the undersigned, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of the Company standing in their name on the books of the Company and that the undersigned is entitled to vote at the Annual Shareholder Meeting to be held in person at 5:30 p.m. Eastern Daylight Time on Tuesday, May 9, 2023, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present. You may attend the meeting in person at Coltivare, 235 S. Cayuga St., Ithaca, New York, 14850.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated March 30, 2023 relating to the Annual Shareholder Meeting to be held May 9, 2023. (Signature on the reverse side is required.)

If you are a participant whose shares are held in the Tompkins Financial Corporation Employee Stock Ownership Plan and/or 401(k) Plan (collectively, the "Plan"), please note the following:
Your vote will constitute voting instructions to the Trustee of the Plan. In accordance with the terms of the Plan, participants are instructing the Trustee to vote as a named fiduciary under the Employee Retirement Security Act of 1974. Your voting instructions will be held in the strictest confidence by the Trustee, except as may be necessary to meet legal requirements. If you do not provide voting instructions by 6:00 a.m. Eastern Daylight Time on May 5, 2023, the Trustee will vote your shares held in the Plan in the same proportion as instructions actually received by the Trustee from Plan participants who gave voting instructions. You may not vote during the meeting.

(Continued and to be marked, signed and dated on reverse side.)